                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  -------------

                                   FORM 8-K/A
                                 AMENDMENT NO. 3

                                 CURRENT REPORT
                       PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                               September 22, 1999
          -----------------------------------------------------------
                Date of Report (Date of earliest event reported)


                              eVentures Group, Inc.
          -----------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


              DELAWARE                   33-19435             75-2233445
   (State or Other Jurisdiction of    Commission File      (I.R.S. Employer
   Incorporation or Organization)         Number          Identification No.)



     One Evertrust Plaza, 8th Floor,
         Jersey City, New Jersey                               07302
-------------------------------------------           -----------------------
 (Address of Principal Executive Offices)                    (Zip Code)


                                201-200-5515
    ---------------------------------------------------------------------
             Registrant's telephone number, including area code



--------------------------------------------------------------------------------
          (Former Name or former Address, if Changed Since Last Report)

ITEM 5.  OTHER EVENTS.

                  This amendment to our Form 8-K amends Item 7 of our Form 8-K as filed on October 7, 1999, as amended on December 7, 1999, as amended further on December 9, 1999 (the "Amended Form 8-K"). In addition to the financial information required by Item 7, for the benefit of investors, we have included the unaudited financial statements of eVentures Group, Inc. as of September 30, 1999 and for the three months ended September 30, 1999 and September 30, 1998.

ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS.

                  On October 7, 1999, we filed a Form 8-K to report the completion of our Agreement and Plan of Reorganization dated September 22, 1999 (the "Reorganization Plan"). We indicated that we would file the financial information required by Item 7 of Form 8-K no later than the date required by this item. On December 7, 1999 we filed an amendment to our Form 8-K as filed on October 7, 1999, amending Item 7 of such Form 8-K to indicate that we would file the financial information required by Item 7 of Form 8-K on or prior to December 9, 1999. On December 9, 1999, we filed an Amendment No. 2 to our Form 8-K, in order to file the financial information required by item 7 of Form 8-K on or prior to December 9, 1999. We are now filing this Amendment No. 3 to amend the financial statements contained in this Amended 8-K.

(a)      Financial Statements.

                  The following documents appear as Exhibits to this current report on Form 8-K/A:

         (i) Consolidated Financial Statements of eVentures Group, Inc. as of June 30, 1998 and 1999 and as of September 30, 1999 and for the years ended June 30, 1997, 1998 and 1999 and for the three months ended September 30, 1998 and 1999;

         (ii) Unaudited Financial Statements of AxisTel Communications, Inc. as of December 31, 1997 and 1998 and June 30, 1999 and for the period from August 28, 1997 (inception) to December 31, 1997, the year ended December 31, 1998 and for the six months ended June 30, 1998 and 1999.

(b)      Pro Forma Financial Information.

                  The following documents appear as Exhibits to this current report on Form 8-K/A:

         (i) Unaudited Pro Forma Combined Consolidated Balance Sheet of eVentures Group, Inc. as of September 30, 1999; and

         (ii) Unaudited Pro Forma Condensed Combined Consolidated Statement of Operations of eVentures Group, Inc. for the year ended June 30, 1999 and for the three months ended September 30, 1999.

                  Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

eVentures Group, Inc.

December 20, 1999

By    /s/ JOHN STEVENS ROBLING, JR.
  ---------------------------------------
   Name:  John Stevens Robling, Jr.
   Title: Chief Financial Officer
                                          eVENTURES GROUP, INC. AND SUBSIDIARIES

                                  INDEX TO CONSOLIDATED FINANCIAL STATEMENTS AND
                                     PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS
================================================================================

Report of Independent Certified Public Accountants                                                        F-2

Consolidated Balance Sheets as of June 30, 1998 and 1999 and September 30, 1999
(Unaudited)                                                                                               F-3

Consolidated Statements of Operations for the years ended June 30, 1997,
    1998 and 1999 and for the three months ended September 30, 1998 and 1999
    (Unaudited)                                                                                           F-4

Consolidated Statements of Stockholders' Equity (Deficit) for the years ended
    June 30, 1997, 1998 and 1999 and for the three months ended September 30,
    1998 and 1999 (Unaudited)                                                                             F-5

Consolidated Statements of Cash Flows for the years ended June 30, 1997, 1998 and
    1999 and for the three months ended September 30, 1998 and 1999 (Unaudited)                           F-6

Notes to Consolidated Financial Statements                                                               F-10

Report of Independent Certified Public Accountants (AxisTel)                                             F-33

AxisTel Balance Sheets as of December 31, 1997 and 1998 and June 30, 1999
(Unaudited)                                                                                              F-34

AxisTel Statements of Income and Retained Earnings for the period from August 28,
    1997 (inception) to December 31, 1997 ("the 1997 Period"), the year ended
    December 31, 1998 and for the six months ended June 30, 1998 and 1999
    (Unaudited)                                                                                          F-35

AxisTel Statements of Cash Flows for the 1997 Period, the year ended December 31,
    1998 and for the six months ended June 30, 1998 and 1999 (Unaudited)                                 F-37

AxisTel Notes to Financial Statements                                                                    F-40

Unaudited Pro Forma Consolidated Financial Information                                                    P-1

Unaudited Pro Forma Consolidated Balance Sheet as of September 30, 1999                                   P-2

Unaudited Pro Forma Consolidated Financial Information                                                    P-3

Unaudited Pro Forma Consolidated Statements of Operations for the Year Ended June
    30, 1999 and for the three months ended September 30, 1999                                            P-4

               REPORT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


To the Stockholders
eVentures Group, Inc.
Jersey City, NJ


We have audited the accompanying balance sheet of eVentures Group, Inc. (the "Company") as of June 30, 1999 and the related statements of operations, shareholders' equity (deficit) and cash flows for the year then ended ("Company Period"). We have also audited the balance sheet as of June 30, 1998 and the statements of operations, shareholders' equity (deficit) and cash flows of Old Company (see Note 1) for each of the years in the two-year period ended June 30, 1998 ("Old Company Periods"). These financial statements are the responsibility of the Company's and Old Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

As discussed in Note 1 to the financial statements, the Old Company business was acquired in a transaction accounted for as a purchase. As a result of this transaction, the financial information for the period after the sale is presented on a different cost basis than that for the period before the sale and, therefore, is not comparable.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company at June 30, 1999, and the results of its operations and its cash flows for the Company Period in conformity with generally accepted accounting principles. Further, in our opinion, the Old Company financial statements referred to above present fairly, in all material respects, the financial position at June 30, 1998 and the results of its operations and its cash flows for the Old Company Periods in conformity with generally accepted accounting principles.


BDO Seidman, LLP
New York, New York
November 30, 1999
                                          eVENTURES GROUP, INC. AND SUBSIDIARIES

                                                     CONSOLIDATED BALANCE SHEETS
================================================================================


                                                    OLD COMPANY               THE COMPANY
                                                  --------------     --------------------------------
                                                                                           AS OF
                                                                                         SEPTEMBER
                                                  AS OF JUNE 30,     AS OF JUNE 30,       30, 1999
                                                       1998               1999           (UNAUDITED)
                                                  --------------     --------------     -------------

ASSETS
CURRENT ASSETS
      Cash                                        $   2,417,216      $      39,379      $   6,346,023
      Accounts receivable                               104,422              6,129          1,158,221
      Other receivables                                   5,821             11,164             71,988
      Prepaid expenses and other                             --             13,250            189,933
      Deposits                                           35,141            242,310            299,071
      VAT tax receivable                                     --          2,757,368          2,436,268
      Available-for-sale securities                     250,556                 --                 --
                                                  -------------      -------------      -------------
                                                      2,813,156          3,069,600         10,501,504
                                                  -------------      -------------      -------------

LONG-TERM ASSETS
      Restricted cash                                        --          1,107,437          1,820,752
      Property and equipment, net                     1,447,244          6,219,874          7,429,945
      VAT receivable                                     44,775                 --                 --
      Investment in affiliate                                --             91,354            140,746
      Investment in i2v2                                     --          2,100,144          2,100,144
      Goodwill, net                                          --          3,072,908         19,591,050
      Other                                                  --                 --             79,300
                                                  -------------      -------------      -------------
                                                      1,492,019         12,591,717         31,161,937
                                                  -------------      -------------      -------------
                                                  $   4,305,175      $  15,661,317      $  41,663,441
                                                  =============      =============      =============

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES
      Accounts payable                            $   1,831,863      $   4,609,806      $   7,716,609
      Accrued other                                     525,297          1,477,757          2,037,272
      Accrued interest payable                           13,412            383,163             25,512
      Advances from shareholder                          60,920                 --                 --
      Customer deposits and deferred revenues           200,000          1,272,682          2,106,447
      Notes payable                                          --                 --             26,250
      Debentures, current portion                       590,000                 --                 --
      Capital leases, current portion                   307,496          1,916,761          2,001,531
                                                  -------------      -------------      -------------
                                                      3,528,988          9,660,169         13,913,621
                                                  -------------      -------------      -------------

LONG-TERM LIABILITIES
      Debentures, net of current portion              5,410,000          6,828,948                 --
      Capital leases, net of current portion            487,665          2,031,513          1,750,160
                                                  -------------      -------------      -------------
                                                      5,897,665          8,860,461          1,750,160
                                                  -------------      -------------      -------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY (DEFICIT)
      Common stock                                       25,100                 36                757
      Preferred stock                                        --                 --                 --
      Additional paid-in capital                         83,300          4,310,144         36,933,715
      Accumulated deficit                            (5,229,878)        (7,169,493)       (10,481,812)
      Deferred compensation                                  --                 --           (453,000)
                                                  -------------      -------------      -------------
                                                     (5,121,478)        (2,859,313)        25,999,660
                                                  -------------      -------------      -------------
                                                  $   4,305,175      $  15,661,317      $  41,663,441
                                                  =============      =============      =============

See accompanying notes to the consolidated financial statements.

                                          eVENTURES GROUP, INC. AND SUBSIDIARIES

                                           CONSOLIDATED STATEMENTS OF OPERATIONS
================================================================================


                                                             OLD COMPANY                            THE COMPANY
                                                      ----------------------------   ---------------------------------------------
                                                                                                      THREE             THREE
                                                                                                      MONTHS            MONTHS
                                                                                                      ENDED             ENDED
                                                                                                    SEPTEMBER         SEPTEMBER
                                                       YEAR ENDED      YEAR ENDED     YEAR ENDED     30, 1998          30, 1999
                                                      JUNE 30, 1997   JUNE 30, 1998  JUNE 30, 1999  (UNAUDITED)       (UNAUDITED)
                                                      -------------   -------------  ------------- -------------     -------------

Revenues                                              $    921,599    $  1,713,403   $ 27,248,273   $  4,205,662      $  8,675,719
Direct Costs                                               578,944       1,944,073     23,311,584      3,495,587         8,729,520
                                                      ------------    ------------   ------------   ------------      ------------
Gross Profit (Loss)                                        342,655        (230,670)     3,936,689        710,075           (53,801)

Selling, general, and administrative expenses              718,362       4,505,798      7,551,131      1,588,526         1,816,032
                                                      ------------    ------------   ------------   ------------      ------------

                                                      ------------    ------------   ------------   ------------      ------------
Loss from operations, before other (income) expense       (375,707)     (4,736,468)    (3,614,442)      (878,451)       (1,869,833)
                                                      ------------    ------------   ------------   ------------      ------------

Other (income) expense
      Interest income                                           --          (6,084)       (55,417)       (12,711)          (13,341)
      Interest expense                                          --         111,183      1,759,876        372,146           532,572
      Write off of unamortized debt discount                    --              --             --             --           917,615
      Equity in loss of unconsolidated affiliate                --              --         33,776             --            18,730
      Foreign currency (gain) loss                              --              --        126,575          8,238            (6,502)
      Other                                                     --          12,604        (16,930)         7,946            (6,588)
                                                      ------------    ------------   ------------   ------------      ------------
                                                                --         117,703      1,847,880        375,619         1,442,486
                                                      ------------    ------------   ------------   ------------      ------------

Net Loss                                              $   (375,707)   $ (4,854,171)  $ (5,462,322)  $ (1,254,070)     $ (3,312,319)
                                                      ============    ============   ============   ============      ============

Net loss per share (basic and diluted)                                               $       (.34)  $       (.08)     $       (.17)
                                                                                     ------------   ------------      ------------

Weighted average number of shares outstanding                                          16,000,000     16,000,000        19,744,397
                                                                                     ------------   ------------      ------------

        See accompanying notes to the consolidated financial statements.

                                          eVENTURES GROUP, INC. AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
================================================================================

                                                       PREFERRED STOCK                     COMMON STOCK               ADDITIONAL
                                                 -----------------------------     -----------------------------       PAID-IN
                                                   SHARES            AMOUNT           SHARES          AMOUNT           CAPITAL
                                                 ------------     ------------     ------------     ------------     ------------

OLD COMPANY

Balance July 1, 1996                                       --               --            1,000     $        100     $         --

Issuance of shares for fixed assets,
  at book value                                            --               --              200           25,000               --

Net loss                                                   --               --               --               --               --
                                                 ------------     ------------     ------------     ------------     ------------

Balance, June 30, 1997                                     --               --            1,200           25,100               --

Gift of stock to employees                                 --               --               --               --           83,300

Net loss                                                   --               --               --               --               --
                                                 ------------     ------------     ------------     ------------     ------------

Balance, June 30, 1998                                     --               --            1,200     $     25,100     $     83,300
                                                 ============     ============     ============     ============     ============

THE COMPANY

Issuance of common stock, July 1, 1998                     --     $         --            3,600     $         36     $         --

Fair value of shares issued in connection
with debentures                                            --               --               --               --        2,000,000
Fair value of warrants granted in connection
with debentures                                            --               --               --               --          210,000

Cost investment in i2v2                                    --               --               --               --        2,100,144

Net loss                                                   --               --               --               --               --
                                                 ------------     ------------     ------------     ------------     ------------

Balance, June 30, 1999                                     --               --            3,600               36        4,310,144

REVERSE MERGER

Net effect of reverse merger (Unaudited)
(Note 1)                                                1,000               --       37,860,010              721       32,170,571

Intrinsic value of stock options                           --               --               --               --          453,000

Net loss (unaudited)                                       --               --               --               --               --
                                                 ------------     ------------     ------------     ------------     ------------

Balance, September 30, 1999 (Unaudited)                 1,000     $         --       37,863,610     $        757     $ 36,933,715
                                                 ============     ============     ============     ============     ============

                                                                                          TOTAL
                                                  ACCUMULATED       DEFERRED          STOCKHOLDERS'
                                                    DEFICIT       COMPENSATION      EQUITY/(DEFICIT)
                                                  ------------    ------------      ----------------

OLD COMPANY

Balance July 1, 1996                              $         --     $         --       $        100

Issuance of shares for fixed assets,
   at book value                                            --               --             25,000

Net Loss                                              (375,707)              --           (375,707)
                                                  ------------     ------------       ------------

Balance, June 30, 1997                                (375,707)              --           (350,607)

Gift of stock to employees                                  --               --             83,300

Net loss                                            (4,854,171)              --         (4,854,171)
                                                  ------------                        ------------

Balance, June 30, 1998                            $ (5,229,878)              --       $ (5,121,478)
                                                  ============     ============       ============

THE COMPANY

Issuance of common stock, July 1, 1998            $         --               --       $         36

Fair value of shares issued in connection
with debentures                                     (1,707,171)              --            292,829
Fair value of warrants granted in connection
with debentures                                             --               --            210,000

Cost investment in i2v2                                     --               --          2,100,144

Net loss                                            (5,462,322)              --         (5,462,322)
                                                  ------------     ------------       ------------

Balance, June 30, 1999                              (7,169,493)              --         (2,859,313)

Net effect of reverse merger (Unaudited)
(Note 1)                                                    --               --         32,171,292

Intrinsic value of stock options                            --         (453,000)                --

Net loss (unaudited)                                (3,312,319)              --         (3,312,319)
                                                  ------------     ------------       ------------

Balance, September 30, 1999 (Unaudited)           $(10,481,812)    $   (453,000)      $ 25,999,660
                                                  ============     ============       ============

        See accompanying notes to the consolidated financial statements.

                                          eVENTURES GROUP, INC. AND SUBSIDIARIES

                                           CONSOLIDATED STATEMENTS OF CASH FLOWS
================================================================================


                                                                         OLD COMPANY              THE COMPANY
                                                               ------------------------------    -------------




                                                                YEAR ENDED       YEAR ENDED       YEAR ENDED
                                                               JUNE 30, 1997    JUNE 30, 1998    JUNE 30, 1999
                                                               -------------    -------------    -------------

CASH FLOW FROM OPERATING ACTIVITIES:
      Net loss                                                  $  (375,707)     $(4,854,171)     $(5,462,322)
      Adjustments to reconcile net income to net cash
            (used in) provided by net operating activities:
            Depreciation and amortization                                --          105,544        2,283,505
            Other expenses                                          148,381          171,259          932,509
            Write-off accounts receivable - Touchtone                    --          615,232               --
            Write-off certain intangible assets                          --          420,000               --
            Foreign currency (gain) loss                                 --               --          126,575
            Equity in loss of unconsolidated affiliate                   --               --           33,776
            Change in operating assets and liabilities:
                  Accounts receivable                               (73,587)         (30,835)          98,293
                  Other receivables                                 (47,200)          41,379           (5,343)
                  Prepaid expenses and other                             --               --          (13,250)
                  VAT receivable                                         --          (44,775)      (2,611,318)
                  Restricted cash                                        --               --       (1,107,437)
                  Accounts payable                                  306,113        1,525,750        2,550,093
                  Accrued other                                      68,000           75,495          301,695
                  Accrued interest payable                               --           13,412          369,751

                                                                         THE COMPANY
                                                               -------------------------------
                                                                  THREE            THREE
                                                                  MONTHS           MONTHS
                                                                  ENDED            ENDED
                                                                SEPTEMBER        SEPTEMBER
                                                                 30, 1998         30, 1999
                                                                (UNAUDITED)      (UNAUDITED)
                                                               -------------    -------------

CASH FLOW FROM OPERATING ACTIVITIES:
      Net loss                                                  $(1,254,070)     $(3,312,319)
      Adjustments to reconcile net income to net cash
            (used in) provided by net operating activities:
            Depreciation and amortization                           522,064        1,708,406
            Other expenses                                          370,689               --
            Write-off accounts receivable - Touchtone                    --               --
            Write-off certain intangible assets                          --               --
            Foreign currency (gain) loss                              8,238           (6,502)
            Equity in loss of unconsolidated affiliate                   --           18,730
            Change in operating assets and liabilities:
                  Accounts receivable                              (989,939)         (97,493)
                  Other receivables                                 (37,152)         (60,824)
                  Prepaid expenses and other                        (16,038)          (7,263)
                  VAT receivable                                   (334,936)         321,100
                  Restricted cash                                (1,067,490)        (713,315)
                  Accounts payable                                  835,036        1,170,492
                  Accrued other                                     (53,406)         309,516
                  Accrued interest payable                          129,220          142,508

                See accompanying notes to financial statements.

                                          eVENTURES GROUP, INC. AND SUBSIDIARIES

================================================================================



                                                                     OLD COMPANY             THE COMPANY
                                                             ----------------------------   -------------




                                                              YEAR ENDED     YEAR ENDED      YEAR ENDED
                                                             JUNE 30, 1997  JUNE 30, 1998   JUNE 30, 1999
                                                             -------------  -------------   -------------

                  Customer deposits                                   --         200,000       1,072,682
                                                              ----------      ----------      ----------
Net cash (used in) provided by operating activities               26,000      (1,761,710)     (1,430,791)
                                                              ----------      ----------      ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
      Deposits                                                   (13,000)        (22,141)       (207,169)
      Proceeds from sale of available-for-sale securities             --          26,000         246,580
      Purchase of available-for-sale securities                       --        (277,057)             --
      Purchases of property and equipment                           (363)       (518,944)     (1,183,735)
      Net cash acquired in reverse merger acquisitions                --              --              --
      Investment in Touchtone                                         --        (615,232)             --
      Investment in UCI Teleport                                      --        (420,000)             --
      Investment in ICT                                               --              --        (125,130)
                                                              ----------      ----------      ----------
Net cash (used in) provided by investing activities              (13,363)     (1,827,374)     (1,269,454)
                                                              ----------      ----------      ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
      Advances - shareholders                                         --          60,920         (60,920)
      Issuance of common stock and preferred stock                   100              --              --
      Proceeds from issuance of debenture                             --       6,000,000       2,040,000
      Payments on capital leases                                      --         (67,357)     (1,656,672)
                                                              ----------      ----------      ----------
Net cash (used in) provided by financing activities                  100       5,993,563         322,408
                                                              ----------      ----------      ----------

                                                                    THE COMPANY
                                                            -----------------------------
                                                               THREE           THREE
                                                               MONTHS          MONTHS
                                                               ENDED           ENDED
                                                             SEPTEMBER       SEPTEMBER
                                                              30, 1998        30, 1999
                                                             (UNAUDITED)     (UNAUDITED)
                                                            -------------   -------------

                  Customer deposits                             (200,000)        679,765
                                                              ----------      ----------
Net cash (used in) provided by operating activities           (2,087,784)        152,801
                                                              ----------      ----------

CASH FLOWS FROM INVESTING ACTIVITIES:
      Deposits                                                     2,906         (56,761)
      Proceeds from sale of available-for-sale securities        246,580              --
      Purchase of available-for-sale securities                       --              --
      Purchases of property and equipment                     (1,131,808)       (574,379)
      Net cash acquired in reverse merger acquisitions                --       1,049,688
      Investment in Touchtone                                         --              --
      Investment in UCI Teleport                                      --              --
      Investment in ICT                                               --         (68,122)
                                                              ----------      ----------
Net cash (used in) provided by investing activities             (882,322)        350,426
                                                              ----------      ----------

CASH FLOWS FROM FINANCING ACTIVITIES:
      Advances - shareholders                                     10,688              --
      Issuance of common stock and preferred stock                    --       6,000,000
      Proceeds from issuance of debenture                        850,000              --
      Payments on capital leases                                 (46,517)       (196,583)
                                                              ----------      ----------
Net cash (used in) provided by financing activities              814,171       5,803,417
                                                              ----------      ----------

                See accompanying notes to financial statements.

                                          eVENTURES GROUP, INC. AND SUBSIDIARIES

================================================================================


                                                             OLD COMPANY                              THE COMPANY
                                                    -----------------------------   -----------------------------------------------
                                                                                                        THREE            THREE
                                                                                                        MONTHS           MONTHS
                                                                                                        ENDED            ENDED
                                                                                                      SEPTEMBER        SEPTEMBER
                                                     YEAR ENDED      YEAR ENDED      YEAR ENDED        30, 1998         30, 1999
                                                    JUNE 30, 1997   JUNE 30, 1998   JUNE 30, 1999     (UNAUDITED)      (UNAUDITED)
                                                    -------------   -------------   -------------    -------------    -------------

NET CHANGE IN CASH                                        12,737       2,404,479      (2,377,837)      (2,155,935)     $ 6,306,644

CASH AND CASH EQUIVALENTS, beginning of year                  --          12,737       2,417,216        2,417,216           39,379
                                                     -----------     -----------     -----------      -----------      -----------

CASH AND CASH EQUIVALENTS, end of year               $    12,737     $ 2,417,216     $    39,379      $   261,281      $ 6,346,023
                                                     ===========     ===========     ===========      ===========      ===========

Supplemental disclosure of cash flows information:

Cash paid for interest for:

  Interest                                           $        --     $    98,000     $   376,000      $        --      $        --
                                                     ===========     ===========     ===========      ===========      ===========

  Taxes                                              $        --     $        --     $        --      $        --      $        --
                                                     ===========     ===========     ===========      ===========      ===========

                See accompanying notes to financial statements.

                                          eVENTURES GROUP, INC. AND SUBSIDIARIES

================================================================================

                                                                            OLD COMPANY                       THE COMPANY
                                                                -----------------------------------         ---------------




                                                                 YEAR ENDED            YEAR ENDED            YEAR ENDED
                                                                JUNE 30, 1997         JUNE 30, 1998         JUNE 30, 1999
                                                                -------------         -------------         -------------

Supplemental schedule of non-cash investing and financing activities

  Issuance of common stock for property and equipment         $          25,000     $              --     $              --
                                                              =================     =================     =================

  Purchases of equipment under litigation                     $         170,462     $              --     $              --
                                                              =================     =================     =================

  Purchases of equipment under capital leases                 $              --     $         862,518     $       4,809,785
                                                              =================     =================     =================

  Fair value of original issue discount on warrants
   granted pursuant to certain of the debentures              $              --     $              --     $         210,000
                                                              =================     =================     =================

  Fair value of original issue discount on revaluation of
  Company at July 1, 1998, arising from change in
  ownership                                                   $              --     $              --     $       2,000,000
                                                              =================     =================     =================

  Goodwill arising from change in ownership
   and reverse merger acquisitions                            $              --     $              --     $       3,414,343
                                                              =================     =================     =================

  Net assets of subsidiaries acquired through an issue
   of stock                                                   $              --     $             --      $              --
                                                              =================     =================     =================

                                                                           THE COMPANY
                                                             --------------------------------------
                                                                   THREE                 THREE
                                                                   MONTHS                MONTHS
                                                                   ENDED                 ENDED
                                                                 SEPTEMBER             SEPTEMBER
                                                                  30, 1998              30, 1999
                                                                 (UNAUDITED)           (UNAUDITED)
                                                                -------------         -------------

Supplemental schedule of non-cash investing and financing activities

  Issuance of common stock for property and equipment         $              --     $              --
                                                              =================     =================

  Purchases of equipment under litigation                     $              --     $              --
                                                              =================     =================

  Purchases of equipment under capital leases                 $              --     $              --
                                                              =================     =================

  Fair value of original issue discount on warrants
   granted pursuant to certain of the debentures              $              --     $              --
                                                              =================     =================

  Fair value of original issue discount on revaluation of
  Company at July 1, 1998, arising from change in
  ownership                                                   $              --     $              --
                                                              =================     =================

  Goodwill arising from change in ownership
    and reverse merger acquisitions                           $              --     $      16,639,971
                                                              =================     =================

  Net assets of subsidiaries acquired through an issue
   of stock                                                   $              --     $       1,241,162
                                                              =================     =================

                See accompanying notes to financial statements.

                                         eVENTURES GROUP, INC. AND SUBSIDIARIES

                                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (INFORMATION AS OF AND FOR THE THREE-MONTH PERIODS ENDED SEPTEMBER
                                                30, 1998 AND 1999 IS UNAUDITED)
-------------------------------------------------------------------------------

1.      ORGANIZATION,              ORGANIZATION
        BUSINESS AND
        BASIS OF PRESENTATION      eVentures Group, Inc., ("eVentures" or the
                                   "Company") was incorporated in the state of Delaware on June 24, 1987 and was a public shell with no operations prior to the transactions consummated on September 22,
                                   1999, which are described below. The Company was formerly known as Adina, Inc.

                                   On September 22, 1999, the Company acquired all of the outstanding shares of AxisTel Communications, Inc., ("AxisTel"), approximately 66.67% of the outstanding shares of e.Volve Technology Group, Inc., ("e.Volve"), and approximately 17% of the outstanding shares of i2v2.com, Inc. ("i2v2.com"), (collectively the "Acquired Entities") and $8,540,159 Notes Receivable including accrued interest ("Notes") from e.Volve held by our Major Shareholders as defined below. All the acquisitions and the purchase of the Notes were settled through issuance of stock of eVentures. (the "Transaction"). As a result of the Transaction, approximately 77% of the Common Stock of the Company was owned by three shareholders that are affiliated with each other (the "Major Shareholders"). In October 1999, the remaining 33.33% of e.Volve was acquired. (see Note 15)

                                   Prior to the Transaction, the Major
                                   Shareholders had directly and indirectly held interests in the Acquired Entities, as follows: 66.67% of e.Volve, 21% of i2v2.com, and 0.7% of AxisTel. Certain of these interests, along with the Major Shareholders' Notes receivable from e.Volve, were sold to eVentures in exchange for the Company's stock as part of the Transaction. The remainder were acquired through a merger of one of the Major Stockholders with a wholly owned subsidiary of the Company. Also as part of the Transaction, one of the Major Stockholders exercised a warrant and purchased a further 49.3% of AxisTel, and sold this to eVentures in exchange for eVentures stock. The remaining 50% of AxisTel was then purchased from AxisTel's founding shareholders.

                                   BASIS OF PRESENTATION

                                   The financial statements presented through
                                   June 30, 1999 represent the combined
                                   interests of the Major Shareholders in each of the Acquired Entities prior to the Transaction. This combination of the Major Shareholders' interests in the Acquired Entities is deemed to be the "Accounting Acquirer". The financial statements as of and for the three months ended September 30, 1999 reflect the consummation of the Transaction, and therefore are consolidated financial statements of eVentures and Subsidiaries as of September 30, 1999 and for the period
                                         eVENTURES GROUP, INC. AND SUBSIDIARIES

                                     NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
             (INFORMATION AS OF AND FOR THE THREE-MONTH PERIODS ENDED SEPTEMBER
                                                30, 1998 AND 1999 IS UNAUDITED)
-------------------------------------------------------------------------------

1.      ORGANIZATION,              from September 22, 1999 through September
        BUSINESS AND               30, 1999.
        BASIS OF PRESENTATION
        (CONTINUED)                On June 11, 1998, the Major Shareholders or
                                   predecessors in interest acquired their
                                   66.67% interest in e.Volve. This transaction was accounted for by eVolve as a purchase.
                                   The operations of eVolve between June 11, 1998 and June 30, 1998 were immaterial, and, therefore the date used for the effective date of the purchase was July 1, 1998. The financial statements through June 30, 1998 are described as "Old Company", and those subsequent to June 30, 1998 are described as "The Company". The cost basis of The Company was assigned to the assets acquired based on their estimated fair values at the acquisition date. As a result, the financial statements for the period subsequent to the change of control are presented on a different cost basis than those for prior periods and, therefore, are not comparable.

                                   BUSINESS

                                   The Company provides Internet-based
                                   communications services and operates
                                   Internet-based communications networks, and makes strategic investments in companies which the Company believes have exceptional growth prospects.

                                   OPERATIONS

                                   During the three years ended June 30, 1999, the Company's operations were primarily those of e.Volve and its wholly owned subsidiary, Latin Gate de Mexico, S.A. de C.V. ("Latin Gate"). e.Volve was incorporated on June 26, 1996 as Orix Global Communications, Inc. Through June 30, 1999, its services included the provision of international voice and data applications over its fiber optic network, primarily to Mexico. The network is scalable, built around digital packet switching equipment and incorporates Asynchronous Transfer Mode ("ATM") and Internet Protocol ("TP") technologies. As part of the Transaction, the Company acquired AxisTel. AxisTel is developing international and domestic voice and data applications similar to that of e.Volve. AxisTel has the additional business of retail communications services, including prepaid telephony.

                                   STRATEGIC INVESTMENTS

                                   During the year ended June 30, 1999, the Company acquired a minority interest in i2v2.com (doing business as PhoneFree.com). The Company also entered into a joint venture to form Innovative Calling Technologies, LLC ("ICT")-See Note 3. The degree of involvement of the Company in management varies for each strategic investment.

                                         eVENTURES GROUP, INC. AND SUBSIDIARIES

             (INFORMATION AS OF AND FOR THE THREE-MONTH PERIODS ENDED SEPTEMBER
                                                30, 1998 AND 1999 IS UNAUDITED)
-------------------------------------------------------------------------------

2.      RISKS AND                  CONCENTRATIONS OF CREDIT RISKS
        UNCERTAINTIES
                                   The Company has concentrations of credit risk related cash, customers and vendors, as follows:

                                   CASH CONCENTRATIONS

                                   The Company places its cash with high credit quality institutions. Accounts at each institution are insured by the Federal Deposit Insurance Corporation ("FDIC") up to $100,000. From time to time, the Company maintains cash balances in excess of the FDIC limit.

                                   CUSTOMER CONCENTRATIONS

                                   During the year ended June 30, 1997, e.Volve received a significant portion of its business from Star Communication, Inc. ("Star") and Total Communications, Inc. ("Total"). During the year ended June 30, 1997, sales to these customers totaled 87% and 10% of e.Volve's revenues, respectively.

                                   During Fiscal 1998, e.Volve received a
                                   significant portion of its business from Star and Total. During Fiscal 1998, sales to these customers totaled 65% and 25% of e.Volve's revenues, respectively. As of June 30, 1998, amounts due from Star and Total totaled 96% and 0% of e.Volve's accounts receivables, respectively.

                                   During Fiscal 1999, e.Volve received a
                                   significant portion of its business from Qwest Communications, Inc. ("Qwest"), RSL Communications, Inc. ("RSL") and Star. During Fiscal 1999, sales to these customers totaled 65%, 18% and 16% of e.Volve's revenues, respectively. As of June 30, 1999, there were no significant amounts due from these customers. As of June 30, 1999, deposits from Qwest totaled 100% of e.Volve's customer deposits.

                                   If the relationship between the Company and these customers were altered, the future results of operations and financial condition could be adversely affected.

                                   VENDOR CONCENTRATIONS

                                   During the year ended June 30, 1997, e.Volve purchased a significant portion of its carrier and termination costs ("Direct Costs") from four major vendors. During the year ended June 30, 1997, purchases from these four vendors totaled 45%, 22%, 12% and 10% of e.Volve's Direct Costs, respectively.

                                         eVENTURES GROUP, INC. AND SUBSIDIARIES

             (INFORMATION AS OF AND FOR THE THREE-MONTH PERIODS ENDED SEPTEMBER
                                                30, 1998 AND 1999 IS UNAUDITED)
-------------------------------------------------------------------------------

2.      RISKS AND                  During Fiscal 1998 and 1999, e.Volve
        UNCERTAINTIES              purchased a significant portion of its
        (CONTINUED)                Direct Costs from one vendor. During Fiscal
                                   1998 and 1999, purchases from this vendor totaled 75% and 92% of Direct Costs, respectively. As of June 30, 1998 and 1999, amounts due to this vendor totaled 54% and 62% of e.Volve's accounts payable, respectively.

                                   If the relationship between the Company and these vendors was altered, the future results of operations and financial condition could be adversely affected.

                                   GEOGRAPHIC CONCENTRATION

                                   The Company provides data transport and
                                   conversion services from the United States to Mexico and India over the e.Volve Network. Although the Company plans to further expand data transport and conversion services to other destination countries, the Company's operations may remain concentrated in the United States, Mexico and India for the foreseeable future. The data transport and conversion market for Mexico and India is highly competitive and is occupied by industry participants which are much larger than the Company and have greater financial resources and may have lower costs than the Company. There can be no assurance that the Company will be able to compete effectively against such larger and better-capitalized industry participants or that the Company will be successful in pursuing other destination countries with existing and potential customers.

                                   REGULATORY ENVIRONMENT

                                   The Company provides "enhanced" or
                                   "value-added" services to its international customers and therefore is not subject to regulation by the FCC or other international telecommunication regulatory bodies within its target markets. However, the use of the Internet protocols to provide telephone services is a recent market development. Currently, the FCC is considering whether or not to impose surcharges or additional regulations upon certain providers of Internet telephony. On April 10, 1998, the FCC issued its Report to Congress concerning its implementation of the universal service provisions of the Telecommunications Act.

                                   In the Report, the FCC indicated that it would examine the question of whether certain forms of "phone-to-phone" Internet telephony are information services or telecommunications services. It noted that the FCC did not have, as of the date of the Report, an adequate record on which to make any definitive pronouncements, but that the record before it suggested that certain forms of phone-to-phone Internet telephony appear to have the same functionality as non-IP telecommunications services and lack the characteristics that would render them information services. If the FCC were to determine that certain services are subject to FCC regulations as telecommunications services, the FCC noted that it may find it reasonable
                                         eVENTURES GROUP, INC. AND SUBSIDIARIES

             (INFORMATION AS OF AND FOR THE THREE-MONTH PERIODS ENDED SEPTEMBER
                                                30, 1998 AND 1999 IS UNAUDITED)
-------------------------------------------------------------------------------

2.      RISKS AND                  to require ISPs to make universal service
        UNCERTAINTIES              contributions, pay access charges or to be
        (CONTINUED)                subject to traditional common carrier
                                   regulation.

                                   To the Company's knowledge, there are
                                   currently no domestic and few foreign laws or regulations that prohibit voice communications over the Internet. Several efforts have been made to enact federal legislation that would either regulate or exempt from regulation services provided over the Internet. State public utility commissions may also retain jurisdiction to regulate the provision of intrastate Internet telephony services, and could initiate proceedings to do so. A number of countries that currently prohibit competition in the provision of voice telephony have also prohibited Internet telephony. Other countries permit but regulate Internet telephony. If Congress, the FCC, state regulatory agencies or foreign governments begin to regulate Internet telephony, there can be no assurances that any such regulations will not materially adversely affect the Company's business, financial conditions or results of operations.

                                   TELECOMMUNICATIONS MARKET AND INDUSTRY
                                   COMPETITION

                                   Currently, the Company competes with (a) long distance resellers and providers, including large carriers such as AT&T, MCI/WorldCom, Qwest, and Sprint; (b) foreign PTTs (Post Telephone and Telegraph administrations); (c) other providers of international long distance services such as STAR Telecommunications, Inc., Pacific Gateway Exchange, Inc., RSL Communications Ltd. and Telegroup, Inc.; (d) alliances that provide wholesale carrier services, such as "Global One" (Sprint, Deutsche Telekom AG, and France Telecom S.A.) and Uniworld (AT&T, Unisource-Telecom Netherlands, Telia AB, Swiss Telecom PTT and Telefonica de Espana S.A.); (e) new entrants to the domestic long distance market such as RBOCs (Regional Bell Operating Companies) in the U.S., who have entered or have announced plans to enter the U.S. interstate long distance market pursuant to recent legislation authorizing such entry, and utilities such as RWE Aktiengesellschaft in Germany; and (f) small long distance resellers.

                                   Many of the Company's competitors are
                                   significantly larger and have substantially greater market presence, as well as greater financial, technical, operational, marketing, and other resources and experience than the Company. The Company competes for customers in the telecommunications markets primarily based on price and, to a lesser extent, the type and quality of service offered. Increased competition could force the Company to reduce its prices and profit margins if its competitors are able to procure rates or enter into service agreements that are comparable to or better than those the Company obtains, or are able to offer
                                         eVENTURES GROUP, INC. AND SUBSIDIARIES

             (INFORMATION AS OF AND FOR THE THREE-MONTH PERIODS ENDED SEPTEMBER
                                                30, 1998 AND 1999 IS UNAUDITED)
-------------------------------------------------------------------------------

2.      RISKS AND                  other incentives to existing and potential
        UNCERTAINTIES              customers. Similarly, the Company has no
        (CONTINUED)                control over the prices set by its
                                   competitors in the long distance resale
                                   carrier-to-carrier market.

                                   The Company could also face significant
                                   pricing pressure if it experiences a
                                   decrease in the volume of minutes that it carries on its network, as the Company's ability to obtain favorable rates and tariffs from its carrier suppliers depends, to a significant extent, on the Company's total volume of international long distance call traffic. There is no guarantee that the Company will be able to maintain the volume of international and domestic long distance traffic necessary to obtain favorable rates and tariffs. Although the Company has no reason to believe that its competitors will adopt aggressive pricing policies that could adversely affect the Company, there can be no assurance that such price competition will not occur or that the Company will be able to compete successfully in the future. In addition, the Company is aware that its ability to market its long distance resale services depends upon the existence of spreads between the rates offered by the Company and those offered by the IXC's with which it competes, as well as those from which it obtains service. A decrease in such spreads could have a material adverse effect on the Company's business, financial condition or results of operations.

                                   FOREIGN CURRENCY

                                   The Company currently provides data
                                   transport and conversion services to certain foreign countries and regions, primarily to Mexico and India. The direct costs, profit margins and competitive position of the Company are consequently affected by the strength of the currencies in countries where it provides services relative to the strength of the currencies in the countries where its services are performed. The Company's results of operations and financial condition may be adversely affected by fluctuations in foreign currencies and by translations of the financial statement of the Latin Gate from local currencies into U. S. dollars. Further, the Company's international operations are generally subject to various risks that are not present in domestic operations, including restrictions on dividends and repatriation of funds.

                                   ACCOUNTS RECEIVABLE

                                   The Company sells its data transport and conversion services to customers throughout the United States and in some foreign countries. The Company performs periodic credit evaluations of its customers and does not obtain collateral with which to secure its accounts receivables. The Company maintains reserves for potential credit losses based upon the Company's
                                         eVENTURES GROUP, INC. AND SUBSIDIARIES

             (INFORMATION AS OF AND FOR THE THREE-MONTH PERIODS ENDED SEPTEMBER
                                                30, 1998 AND 1999 IS UNAUDITED)
-------------------------------------------------------------------------------

2.      RISKS AND                  historical experience related to credit
        UNCERTAINTIES              losses. Although the Company expects to
        (CONTINUED)                collect amounts due, actual collections may
                                   differ. As of June 30, 1998 and 1999, the
                                   Company has not recorded a reserve for
                                   potential credit losses, since accounts
                                   receivable for such periods were
                                   insignificant.

3.      SUMMARY OF                 PRINCIPLES OF CONSOLIDATION
        SIGNIFICANT
        ACCOUNTING                 The consolidated financial statements
        POLICIES                   include the accounts of the Company and all
                                   wholly owned and majority-owned
                                   subsidiaries. Investments in companies in which (i) ownership interests range from 20 to 50 percent and (ii) the Company exercises significant influence over operating and financial policies are accounted for using the equity method. Other investments, including the investment in i2v2.com, are accounted for using the cost method. All significant intercompany accounts and transactions have been eliminated.

                                   UNAUDITED INTERIM CONSOLIDATED FINANCIAL
                                   STATEMENTS

                                   The consolidated financial statements as of September 30, 1999 and for the three months ended September 30, 1998 and 1999 are unaudited, and have been prepared on the same basis as the audited financial statements included herein. In the opinion of management, such unaudited financial statements include all adjustments consisting of normal recurring accruals necessary to present fairly the information set forth therein. Results for interim periods are not necessarily indicative of results to be expected for an entire year.

                                   DEPOSITS

                                   Deposits represent security deposits for facility leases, advance payments to vendors for the purchases of property and equipment and Direct Costs.

                                   AVAILABLE-FOR-SALE SECURITIES

                                   The Company accounts for its
                                   available-for-sale securities in accordance with Statement of Financial Accounting Standards No. 115 ("SFAS 115"), "Accounting for Certain Investments in Debt and Equity Securities." SFAS 115 addresses the accounting and reporting for investments in equity securities which have readily determinable fair values and all investments in debt securities.

                                   The Company's marketable equity securities are classified as available-for-sale under SFAS 115 and are reported at fair value, with changes in the unrealized holding gain or loss included in shareholders' deficit. As of June 30, 1998, available-for-sale securities consisted of a 5% Treasury Bill, which
                                         eVENTURES GROUP, INC. AND SUBSIDIARIES

             (INFORMATION AS OF AND FOR THE THREE-MONTH PERIODS ENDED SEPTEMBER
                                                30, 1998 AND 1999 IS UNAUDITED)
-------------------------------------------------------------------------------

3.      SUMMARY OF                 totaled $250,556. During Fiscal 1999, the
        SIGNIFICANT                Company sold the Treasury Bill and
        ACCOUNTING                 recognized a loss of $3,420. During any
        POLICIES                   period presented, there were no unrealized
        (CONTINUED)                gains or loss on available-for-sale
                                   securities.

                                   PROPERTY AND EQUIPMENT

                                   Property and equipment are recorded at cost and are depreciated using the straight-line method over the estimated useful lives of the related assets, ranging from five to seven years. Maintenance and repairs are charged to expense as incurred. Significant renewals and betterments are capitalized. As of the time of retirement or other disposition of property and equipment, the cost and accumulated depreciation are removed from the accounts and any resulting gain or loss is reflected in operations.

                                   The Company assesses the recoverability of property and equipment by determining whether the depreciation and amortization of property and equipment over its remaining life can be recovered through projected undiscounted future cash flows. The amount of property and equipment impairment, if any, is measured based on fair value and is charged to operations in the period in which property and equipment impairment is determined by management. During the years ended June 30, 1997 and 1998, the Company recorded impairment losses on certain property and equipment totaling $25,000 and $278,324, respectively. The amount of the impairment was the book value of assets which were taken out of use during the related periods. The impairment is recorded as a component of selling, general and administrative expenses.

                                   INVESTMENT IN AFFILIATE

                                   On April 19, 1999, the Company entered into a joint venture with Dataten Technologies to form Innovative Calling Technologies, LLC ("ICT") with each party owning 50% of ICT. The Company does not exercise majority control of the joint venture and thus accounts for its investments pursuant to the equity method. Under the equity method, the Company initially records its investment at cost and adjusts the carrying amount of the investment to recognize its share of the income or losses of the joint venture after the date of acquisition. Joint venture income and losses are allocated in accordance with each party's respective ownership interest. During Fiscal 1999, the Company recorded an initial investment of $125,130, reduced by equity in loss of unconsolidated subsidiary of $33,776.

                                   GOODWILL

                                   Goodwill arising from a change in ownership on July 1, 1998 and the Transaction (see
                                   Note 1) is amortized on a straight-line
                                   basis over a ten-year life.

                                         eVENTURES GROUP, INC. AND SUBSIDIARIES

             (INFORMATION AS OF AND FOR THE THREE-MONTH PERIODS ENDED SEPTEMBER
                                                30, 1998 AND 1999 IS UNAUDITED)
-------------------------------------------------------------------------------

3.      SUMMARY OF                 The Company assesses the recoverability of
        SIGNIFICANT                goodwill by determining whether the
        ACCOUNTING                 amortization over its remaining life can be
        POLICIES                   recovered through projected undiscounted
        (CONTINUED)                future cash flows. The amount of impairment,
                                   if any, is measured based on fair value and is charged to operations in the period in which impairment is determined by management. As of June 30, 1999, the
                                   Company's management has not identified any material impairment of goodwill.

                                   REVENUE RECOGNITION AND CUSTOMER DEPOSITS

                                   Revenues are recognized upon rendering of services to customers. Nonrefundable deposits received from customers are deferred as customer deposits and are recognized when the related services are rendered.

                                   FOREIGN CURRENCY GAIN OR LOSS

                                   The financial statements of the Latin Gate are remeasured into the U.S. dollar functional currency for consolidation and reporting purposes. Current rates of exchange are used to remeasure monetary assets and liabilities and historical rate of exchange are used for nonmonetary assets and related elements of expense. Revenue and other expense elements are remeasured at rates which approximate the rates in effect on the transaction dates. Gains and losses resulting from this remeasurement process are recognized currently in the consolidated statement of operations. During fiscal 1998 and 1999, there were no significant gains or losses with respect to this remeasurement process.

                                   Mexican-based vendors invoice e.Volve in
                                   Mexican pesos. Certain of these transactions are remeasured at the time in which the services are rendered to the Company and are settled in US dollars at the time of payment for such services, which results in foreign currency gain or loss. During fiscal 1998 and 1999, foreign currency gains and losses totaled $0 and $126,575, respectively.

                                   INCOME TAXES

                                   The Company accounts for income taxes in accordance with Statement of Financial Accounting Standards No.109 ("SFAS 109"), "Accounting for Income Taxes." Under the asset and liability method of SFAS 109, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statements carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are
                                         eVENTURES GROUP, INC. AND SUBSIDIARIES

             (INFORMATION AS OF AND FOR THE THREE-MONTH PERIODS ENDED SEPTEMBER
                                                30, 1998 AND 1999 IS UNAUDITED)
-------------------------------------------------------------------------------

3.      SUMMARY OF                 expected to be recovered or settled. Under
        SIGNIFICANT                SFAS 109, the effect on the deferred tax
        ACCOUNTING                 assets and liabilities of a change in tax
        POLICIES                   rates is recognized in income in the period
        (CONTINUED)                that includes the enactment date. A
                                   valuation allowance is provided for
                                   significant deferred tax assets when it is more likely than not that such assets will not be recovered.

                                   STOCK BASED COMPENSATION

                                   The Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123 ("SFAS#123"), "Accounting for Stock Based Compensation," which defines a fair value based method of accounting for stock-based compensation. However, SFAS#123 allows an entity to continue to measure compensation cost related to stock and stock options issued to employees using the intrinsic method of accounting prescribed by Accounting Principles Board Opinion No. 25 ("APB#25"), "Accounting for Stock Issued to Employees". Entities electing to remain with the accounting method of APB#25 must take pro forma disclosures of net income and earnings per share, as if the fair value method of accounting defined in SFAS#123 had been applied. The Company has elected to account for its stock-based compensation to employees under APB#25.

                                   EARNINGS PER SHARE

                                   The Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS#128"), Earnings Per Share ("EPS"). SFAS#128 requires dual presentation of basic EPS and diluted EPS on the face of all income statements issued after December 15, 1997 for all entities with complex capital structures. Basic EPS is computed as net income divided by the weighted average number of common shares outstanding for the period. Diluted EPS reflects the potential dilution that could occur from common shares issuable through stock options, warrants and convertible debentures. Diluted EPS has not been presented for the effects of stock options, warrants and convertible debentures as the effect would be antidilutive. Accordingly, basic and diluted EPS did not differ for any period presented. EPS is not presented for the Old Company. For purposes of computation of EPS, the shares issued for the acquisition of e.Volve (16,000,000 shares) are deemed to have been in existence for the entire period.

                                   COMPREHENSIVE INCOME(LOSS)

                                   The Financial Accounting Standards Board issued Statement of Financial Accounting Standards ("SFAS#130"), "Reporting
                                   Comprehensive Income." This statement
                                   establishes standards for reporting the
                                   components of comprehensive income and
                                   requires that all items that are required to be recognized under accounting standards as components of comprehensive income(loss) be included in a financial statement that is displayed with the same prominence as other financial statements. Comprehensive income
                                         eVENTURES GROUP, INC. AND SUBSIDIARIES

             (INFORMATION AS OF AND FOR THE THREE-MONTH PERIODS ENDED SEPTEMBER
                                                30, 1998 AND 1999 IS UNAUDITED)
-------------------------------------------------------------------------------

3.      SUMMARY OF                 includes net income(loss) as well as certain
        SIGNIFICANT                items that are reported directly within a
        ACCOUNTING                 separate component of stockholders' deficit
        POLICIES                   and bypass net loss. The Company adopted the
        (CONTINUED)                provisions of this statement in Fiscal 1998.
                                   These disclosure requirements had no impact on the Company's financial statements.

                                   EFFECT OF NEW ACCOUNTING PRONOUNCEMENTS

                                   The American Institute of Certified Public
                                   Accountants has issued Statement of Position
                                   98-5 ("SOP 98-5"), "Reporting on the Costs of Start-Up Activities.". This SOP defines start-up activities as those one-time activities related to opening a new facility, introducing a new product or service, conducting business in a new territory, conducting business with a new class of customers, initiating a new process in an existing facility, or commencing some new operation. SOP 98-5 requires that these start-up costs be expensed as incurred. This SOP is effective for financial statements for fiscal years beginning after December 15, 1998, and therefore was adopted on July 1, 1999 for the Company. The adoption of SOP 98-5 has not materially impacted the results of operations, financial position, and financial statement disclosures, and is not expected to have a significant impact on future financial statements.

                                   In June 1998, the Financial Accounting
                                   Standards Board, issued Statement of
                                   Financial Accounting Standards No. 133
                                   ("SFAS#133"); "Accounting for Derivative
                                   Instruments and Hedging Activities,"
                                   SFAS#133 requires companies to recognize all derivatives as either assets or liabilities in the statement of financial position and measure those instruments at fair value. SFAS#133 is effective for fiscal years beginning after June 15, 2000. The Company does not presently enter into any transactions involving derivative financial instruments and, accordingly, does not anticipate the new standard will have any effect on its financial statements for the foreseeable future.

                                   ACCOUNTING ESTIMATES

                                   The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reported periods. Actual results could materially differ from those estimates.

                                   FAIR VALUE OF FINANCIAL INSTRUMENTS

                                   The carrying value of financial instruments approximated fair value as of June 30, 1998 and 1999 due to either short maturity or terms similar to those available to similar companies in the open market.

                                   SEGMENT INFORMATION

                                   The Company adopted SFAS No. 131,
                                   "Disclosures about Segments of an Enterprise and Related Information" for fiscal 1999. The statement requires disclosure of certain financial information related to operating segments. The Company has determined that it operates in one reportable segment (see Note
                                   1).

                                         eVENTURES GROUP, INC. AND SUBSIDIARIES

             (INFORMATION AS OF AND FOR THE THREE-MONTH PERIODS ENDED SEPTEMBER
                                                30, 1998 AND 1999 IS UNAUDITED)
-------------------------------------------------------------------------------

4.      RESTRICTED CASH            Restricted cash consists of two certificates
                                   of deposits (including accrued interest) that serve as collateral on a certain letter of credit totaling $1,061,000. As of June
                                   30, 1999 and September 30, 1999, no amounts were drawn down on such letter of credit. The full amount of the letter of credit was drawn down on October 5, 1999.

5.      PROPERTY AND EQUIPMENT     Property and equipment consist of the
                                   following as of:

                                   June 30,

                                                                                  1998             1999
                                                                              ------------     -----------

                                   Leasehold Improvements                     $    182,308     $   257,217
                                   Network equipment under capital leases          862,518       5,985,121
                                   Other equipment                                 497,375         751,512
                                   Furniture and fixtures                           10,086          10,552
                                                                              ------------     -----------
                                                                                 1,552,287       7,004,402

                                   Accumulated depreciation and                   (105,043)       (784,528)
                                   amortization
                                                                              ------------    ------------

                                                                              $  1,447,244    $  6,219,874
                                                                              ============    ============

                                   During the years ended June 30, 1997, 1998 and 1999, depreciation and amortization expense totaled $0, $105,043 and $957,966, respectively.

                                   Property and equipment included assets under capital leases at June 30, 1999 and 1998 with a cost of $5,985,121 and $862,518, respectively, and accumulated amortization of $757,900 and $35,642, respectively.

6.      VAT RECEIVABLE             VAT is a tax similar in nature to a sale
                                   and/or use tax. VAT is assessed by vendors operating in foreign countries, specifically
                                   Mexico. The tax is paid by e.Volve directly to the assessing vendor who remits the tax to the Mexican taxing authority ("MTA").
                                   Based on an injunction received from the MTA, e.Volve is exempt from incurring this tax. As of June 30, 1998 and 1999, VAT receivable consists of amounts due and payable to e.Volve by either the assessing vendor or MTA (as applicable). Subsequent to year-end, all such amounts due at year-end have been refunded to e.Volve.

7.      DEBENTURES                 During Fiscal 1998 and 1999, the Company
                                   issued debentures aggregating $8,040,000 to the Major Stockholders or predecessors in interest. The debentures bear interest at 8% per annum, and generally mature within a two year period. The debenture agreement was amended with each additional issue, in some instances resulting in extended maturity dates. The issues (as amended) were as follows:

                                         eVENTURES GROUP, INC. AND SUBSIDIARIES

             (INFORMATION AS OF AND FOR THE THREE-MONTH PERIODS ENDED SEPTEMBER
                                                30, 1998 AND 1999 IS UNAUDITED)
-------------------------------------------------------------------------------

7.      DEBENTURES
        (CONTINUED)

                                  ISSUANCE DATE          MATURITY DATE              AMOUNT
                             ----------------------  ----------------------   ------------------

                                  June 11, 1998            June 30, 2000        $    6,000,000
                                August 19, 1998            June 30, 2000               850,000
                                 April 15, 1999            June 30, 2000               200,000
                                                                                --------------
                                 April 15, 1999            June 30, 2000             7,050,000

                               February 9, 1999            June 30, 1999               390,000
                                 April 29, 1999          August 27, 1999               500,000
                                 April 30, 1999          August 28, 1999               100,000
                                                                                --------------

                                                                                $    8,040,000
                                                                                ==============

                                   In connection with the June 11, 1998
                                   debenture, the Company issued a total of 2400 common shares to one of the Major Stockholders or predecessors in interest, which gave such Major Stockholder a 66.7% interest in the common shares of the Company. (See Note 1). The value of the shares issued was recorded at estimated fair value, and a debt discount of $2,000,000 was recorded, with an offsetting credit to Additional Paid In Capital. The debt discount is amortized over the contractual period of the related debentures as a component of interest expense.

                                   The June 11, 1998, August 19, 1998 and April
                                   15, 1999 debentures are repayable monthly with accrued interest at various amounts, with all unpaid principal and interest due upon maturity. At June 30, 1999 the Company was in default of its payment obligations in connection with these debentures. The Major Stockholders or predecessors in interest that owned such debenture waived its right to demand immediate repayment of these debentures and subsequently sold its Notes Receivable (see below).

                                   The February 9, 1999 debenture is payable in full (including interest) on the maturity date. In the event the amount is not paid in full by that date, the balance is convertible into common stock of e.Volve at the option of the lender, at a conversion price of $2,778 per share, which was the deemed fair value of shares at the issue date.

                                   The April 29 and 30, 1999 debentures are repayable on the maturity date.

                                   On September 22, 1999, as part of the
                                   Transaction (see Note 1), the Major
                                   Stockholders or predecessors in interest that owned such debentures sold their related notes receivable from e.Volve to eVentures and, as a result, debentures are reflected as long term liabilities on the June 30, 1998 and 1999 balance sheets. At the time of the Transaction, the unamortized debt discount of $917,615 on June 11, 1998 debenture was written off. In addition, as part of this transaction, the debentures were restructured into a single debenture with a maturity date of December 31, 1999. At September 30, 1999, the amount of the
                                         eVENTURES GROUP, INC. AND SUBSIDIARIES

             (INFORMATION AS OF AND FOR THE THREE-MONTH PERIODS ENDED SEPTEMBER
                                                30, 1998 AND 1999 IS UNAUDITED)
-------------------------------------------------------------------------------

7.      DEBENTURES                 e.Volve's debentures and eVentures' notes
        (CONTINUED)                receivable eliminate on consolidation.

8.      OBLIGATIONS UNDER          The Company is a lessee under certain
        CAPITAL LEASES             noncancelable capital leases, which are
                                   secured by certain property and equipment
                                   (see Note 5). Terms of the leases call for monthly payments ranging from $1,061 to $32,711, including implicit rates ranging from 10.0% to 13.6% per annum. Future minimum lease payments under these capital leases are as follows:

                                   For the year ended June 30,                      1999
                                                                             -----------------

                                   2000                                      $       2,140,641
                                   2001                                              1,313,304
                                   2002                                                937,570

                                                                             -----------------
                                                                                     4,391,515

                                   Amount representing interest                       (443,241)
                                                                             -----------------

                                   Present value                                     3,948,274

                                   Current portion                                  (1,916,761)
                                                                             -----------------

                                                                             $       2,031,513
                                                                             =================

9.      STOCKHOLDERS' EQUITY       COMMON STOCK
        (DEFICIT)
                                   Common stock consisted of the following:
                                   September 30, 1999
                                   Common  Stock  ($.00002 par value,
                                   75,000,000  shares  authorized,  37,863,610
                                   issued and outstanding)

                                   June 30, 1999
                                   Common Stock ($.01 par value, 3,600 shares authorized, issued and outstanding)

                                   June 30, 1998
                                   Common Stock ($.1 par value, 3,600 shares authorized, issued and outstanding)


                                   PREFERRED STOCK

                                   Series A Convertible Preferred Stock
                                   consisted of the following:

                                   September 30, 1999 Series A Convertible
                                   Preferred Stock ($.00002 par value,
                                   5,000 shares authorized, 1,000 shares
                                   issued and outstanding)
                                         eVENTURES GROUP, INC. AND SUBSIDIARIES

             (INFORMATION AS OF AND FOR THE THREE-MONTH PERIODS ENDED SEPTEMBER
                                                30, 1998 AND 1999 IS UNAUDITED)
-------------------------------------------------------------------------------

9.      STOCKHOLDERS EQUITY        STOCK OPTIONS
        (DEFICIT)
        (CONTINUED)                e.Volve had a non-formalized stock option
                                   plan (the "Plan"), whereby incentive stock options may be granted to certain employees, directors, officers and others to purchase shares of e.Volve's common stock. Options granted pursuant to the Plan vest at various percentages within two years of the date of grant and expire within five years from the date of grant or upon termination of employment (as defined).

                                   During Fiscal 1999, the Company granted 90 stock options to an officer of the Company with an exercise price of $2,778, of which 45 options vested immediately and the remaining 45 options will become fully vested on December 31, 1999. During Fiscal 1999, pursuant to an employment agreement (see Note 12), the Company granted 90 stock options to an Officer of the Company with an exercise price of $7,077 (the deemed fair value of the stock), of which 45 options vested on March 8, 1999 and the remaining 45 options became fully vested on March 23, 1999. During Fiscal 1999, the Company granted 600 stock options to certain officers and employees of the Company with an exercise prices of $2,778, of which 301 options vested on April 30, 1999 and the remaining 299 options becoming fully vested on April 1, 2000. With respect to the grant of all such options, the Company did not record non-cash compensation expense pursuant to APB#25. As of June 30, 1999, 436 of such options were exercisable.

                                   Pro forma information regarding net income
                                   (loss) is required by SFAS 123, and has been determined as if the Company had accounted for its 780 stock options granted during Fiscal 1999 under the fair value method pursuant to SFAS 123, rather than the method pursuant to APB#25 discussed herein. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following assumptions: stock price of $2,778 per share; risk-free interest rates ranging from 5.1% to 5.4%(depending on the expected term of the option and the date of grant); dividend yield of 0.0%; volatility factor of the expected market price of the Company's common stock of 0.0% (due to no significant market for trading of the Company's common stock, volatility has been assessed at 0.0%; the result of excluding volatility in estimating an option's value is an amount commonly termed minimum value); and expected terms of 5 years.

                                   The Black-Scholes valuation model was
                                   developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have
                                         eVENTURES GROUP, INC. AND SUBSIDIARIES

              (INFORMATION AS OF AND FOR THE THREE-MONTH PERIODS ENDED SEPTEMBER
                                                30, 1998 AND 1999 IS UNAUDITED)
-------------------------------------------------------------------------------

9.        STOCKHOLDERS EQUITY      characteristics significantly different from
          (DEFICIT)                those of traded options, and because changes
          (CONTINUED)              in the subjective input assumptions can
                                   materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

                                   For purposes of pro forma disclosure, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information relative to e.Volve's option plan is as follows:

                                         eVENTURES GROUP, INC. AND SUBSIDIARIES

              (INFORMATION AS OF AND FOR THE THREE-MONTH PERIODS ENDED SEPTEMBER
                                                30, 1998 AND 1999 IS UNAUDITED)
-------------------------------------------------------------------------------

9.      STOCKHOLDERS EQUITY
        (DEFICIT)
        (CONTINUED)

                                                                                     Fiscal
                                                                                      1999
                                                                                 --------------

                                   PRO FORMA NET LOSS:

                                   Net loss as reported                          $   (5,803,756)

                                   Additional compensation
                                     compensation expense under
                                     SFAS#123                                          (453,000)
                                                                                 --------------

                                                                                 $   (6,256,756)
                                                                                 ==============

                                   During the years ended June 30, 1997 and 1998, no options were granted and therefore proforma information has only been presented for fiscal 1999.

                                   On September 22, 1999, the Company terminated the share option plans of e.Volve and AxisTel and adopted a new share option plan (the "Plan") for its employees, officers, directors and consultants (whether or not employees) as part of the Agreement and Plan of Reorganization entered into in connection with the Transaction (see Note 1). The Plan provides for the grant of non-qualified share options, of which, the exercise price shall not be less than 100% of the fair market value of the common shares on the date the option is granted. The Plan provides that options granted vest in two or three installments: the first vest in equal annual installments over a three-year period commencing September 22, 1999, the second vest in equal annual installments over a two-year period commencing September 22, 1999.

                                   The number of shares authorized for grants under the Share Option Plan is 15% of the number of options outstanding, provided that no more than 4 million options can be "Incentive" Stock Options. As of September 30, 1999, no options were exercised.

                                   The following options were granted during the three months ended September 30, 1999:

                                    Number of       Exercise
                                      Shares          Price         Date of issue          Vesting Period
                                    ---------       --------     ------------------        --------------
                                      241,666       $   2.50     September 22, 1999        Three-years
                                      166,667       $   5.00     September 22, 1999        Three-years
                                      166,667       $   7.50     September 22, 1999        Three-years
                                    1,275,000       $  10.00     September 22, 1999        Three-years
                                      600,000       $  10.00     September 22, 1999        Two-years
                                    ---------
                                    2,450,000
                                    ---------

                                   As a result of the above, the Company
                                   recorded deferred compensation of $453,000 on September 22, 1999 with a related credit to additional paid in capital. The amount of the deferred compensation was based upon the intrinsic value of options granted to employees which had an exercise price lower than the market price of the underlying stock on the day of the grant. The deferred compensation will be amortized over the three year vesting period and recorded as compensation expense in the statement of operations.

                                   WARRANTS

                                   In connection with the issuance of the
                                   Amended and Restated Debenture Agreement dated April 15, 1999 (see Note 7), the Company issued common stock purchase warrants (the "Warrants") to the Debenture Holder granting the right to acquire 340 shares of Common Stock. The Warrants have an exercise price of $2,778 per share and expire within five years of the date of grant (as defined). As of June 30, 1999, none of the Warrants have been exercised.

                                   The Company has accounted for its 340 common stock debenture warrants granted during Fiscal 1999 at fair value. The Company has estimated the fair value of the Warrants, original issue discount ("OID"), at $210,000. The OID has been reflected as an increase in additional paid-in capital and as a reduction of the February Debenture and is being amortized to interest expense utilizing the effective interest method over the term of the Note. During Fiscal 1999, amortization of OID on the February Debentures totaled $40,281. The fair value for these warrants was estimated at the date of grant using a Black-Scholes option pricing model with the following assumptions: stock price of $2,778 per share; risk-free interest rate of 5.0% (based on the expected term of the option and the date of grant); dividend yield of 0.0%; volatility factor of the expected market price of the Company's common stock of 0.0% (due to no significant market for trading of the Company's common stock, volatility has been assessed at 0.0%; the result of excluding volatility in estimating an option's value is an amount commonly termed minimum value); and expected terms of 5 years.

                                         eVENTURES GROUP, INC. AND SUBSIDIARIES

              (INFORMATION AS OF AND FOR THE THREE-MONTH PERIODS ENDED SEPTEMBER
                                                30, 1998 AND 1999 IS UNAUDITED)
-------------------------------------------------------------------------------

10.     INCOME TAXES               There is no provision for income tax expense
                                   since the Company incurred net losses for all periods presented.

                                   Deferred tax assets of approximately
                                   $1,015,000 and $2,226,000 as at June 30,
                                   1998 and 1999 result primarily from Net
                                   Operating Losses ("NOL's") and have been fully offset by valuation allowances due to the lack of certainty as to the ultimate realization of any benefits resulting from such NOLs.

                                   As at June 30, 1999, e.Volve had NOLs of approximately $6,547,000. Due to restrictions on use of NOLs following a change in ownership, these NOLs may not be used by the Company prior to their expiration, which is in various years through 2018.

11.      RELATED PARTY             ADMINISTRATIVE EXPENSES
         TRANSACTIONS
                                   During the years ended June 30, 1997, 1998 and 1999, the Company shared office space, payroll and certain other administrative expenses with a related party ("Orix
                                   Systems"). The Company paid Orix Systems
                                   $408,734, $676,227 and $156,597, for the
                                   years ended June 30, 1997, 1998, and 1999 respectively, with respect to such expenses

                                   ADVANCES FROM SHAREHOLDER

                                   Advances due from shareholder relate to
                                   advances made by the majority shareholder of the Old Company. The advances are non-interest bearing and are due on demand. As of June 30, 1998 and 1999, advances due from shareholder totaled $60,920 and $0, respectively.

                                         eVENTURES GROUP, INC. AND SUBSIDIARIES

             (INFORMATION AS OF AND FOR THE THREE-MONTH PERIODS ENDED SEPTEMBER
                                                30, 1998 AND 1999 IS UNAUDITED)
-------------------------------------------------------------------------------

12.     COMMITMENTS AND            OPERATING LEASES
        CONTINGENCIES
                                   The Company is a lessee under certain
                                   noncancelable operating leases. Terms of the leases call for monthly payments ranging from $400 to $10,000. Future minimum lease payments under these noncancelable operating leases are as follows:

                                   For the year ended June 30,                     1999
                                                                              ----------------

                                   2000                                       $        249,920
                                   2001                                                165,358
                                   2002                                                147,168
                                   2003                                                114,137
                                   2004                                                 66,101
                                   Thereafter                                           38,556
                                                                              ----------------

                                                                              $        781,240
                                                                              ================

                                   During the years ended June 30, 1997, 1998 and 1999, the Company incurred rent expense of $0, $55,100 and $308,900 respectively.
                                   (see Note 11)

                                   LITIGATION

                                   The Company is a defendant in two lawsuits arising out of the ordinary course of business. In each case the plaintiff is seeking damages against the Company primarily for breach of contract. As of June 30, 1998 and 1999, the Company has expensed and accrued a total of $381,802 and $665,299, respectively, pursuant to these claims, which is expected to be the Company's total exposure. The related costs are included as a component of selling, general and administrative expenses.

                                   In November 1998, representatives of Mexico's Federal Telecommunications Commission
                                   ("COFETEL") entered the premises of the
                                   Company's wholly owned subsidiary, Latin
                                   Gate, and attempted to confiscate Latin
                                   Gate's equipment pursuant to a visitation order under a verification administrative proceeding (procedimiento administrativo de verificacion). Latin Gate filed a Federal constitutional court action known as juicio de amparo against COFETEL in a Mexican Federal district court (jusgado de distrito), principally alleging that the visitation order failed to comply with Mexican constitutional requirements and that the search and seizure were illegal under Mexican law. A juicio de amparo has two stages: the suspension of the acts of authority complained of and a constitutional review. The former stage has two phases: temporary restraining order (suspension provisional) and a final restraining order (suspension definitivo). The purpose of the constitutional review is to determine whether the acts of authority complained of are constitutional. Should the court determine that the acts of authority complained of are unconstitutional, a final judgement (sentencia final) is rendered, the principal effect of which is the granting of the protection of the Federal courts against such acts. On November 24, 1998, Latin Gate obtained a temporary restraining order which preserved the status quo of the Latin Gate equipment and suspended the administrative proceeding, therefore prohibiting COFETEL from re-entering Latin Gate's premises. On December 21, 1998, Latin Gate obtained a final restraining order (suspension definitivo). On May 24, 1999, a final judgment was rendered by the district court in favor of Latin Gate, which judgment declared COFETEL's acts unconstitutional and, as a consequence, granted Latin Gate the protection of the Federal courts. On July 7, 1999, COFETEL appealed, through a recurso de revision, to a higher court (tribunal calegiado de circuito) seeking the review of the district court judgement. It is anticipated that a ruling with respect to such appeal would be rendered sometime in late January 2000. It may not be possible to ascertain the definitive outcome of this matter but Latin Gate continues to defend itself in Mexican courts. The loss of Latin Gate's equipment might have an adverse effect on the Company's financial condition. The cost of litigation regardless of the outcome, may have an adverse effect on the Company's financial condition. As of June 30, 1999 no amounts have been accrued for this matter.

                                   The Company is involved in other litigation arising out of the ordinary course of business. Management believes, based in part on the advice of outside counsel, that these matters will not have a material adverse effect on the accompanying consolidated financial statements.

                                   CONSULTING AGREEMENT

                                   On April 15, 1999, the Company entered into a consulting agreement with an individual, calling for monthly payments of approximately $20,000 per month, terminating April 15, 2000.

                                         eVENTURES GROUP, INC. AND SUBSIDIARIES

             (INFORMATION AS OF AND FOR THE THREE-MONTH PERIODS ENDED SEPTEMBER
                                                30, 1998 AND 1999 IS UNAUDITED)
-------------------------------------------------------------------------------

12.     COMMITMENTS AND            EMPLOYMENT AGREEMENTS
        CONTINGENCIES
        (CONTINUED)                The Company has entered into multi-year
                                   employment agreements or management contracts with six of its senior executives. These agreements mature at various times beginning in June 2000 and ending in September 2002.
                                   These agreements provide for annual salaries ranging between $100,000 and $200,000. In addition, certain of these employees were granted options to purchase common stock under the Company's Share Option Plan. These options, if exercised, would represent the right to purchase 1,850,000 shares of common stock at various exercise prices ranging from $2.50 to $10.00 per option (See
                                   Note 9).

                                   MARKETING AGREEMENTS

                                   On January 1, 1999, the Company entered into an agreement with Corpovision S.A. de C.V. ("Corpovision") to provide marketing services to locate and develop clients for telecommunications services. As long as e. Volve conducts business with the clients listed in the agreement, the Company must pay a minimum compensation amount of $100,000 per month in any month sales are made, within thirty days after the end of each period. The payment must be in the form of cash or a subordinated, non-recourse promissory note to be paid with any available cash flow. The term of the agreement is for thirty years. As of June 30, 1999, the Company had paid compensation amounting to $200,000 and had a note outstanding for the remaining months of $300,000. During Fiscal 1999, the Company incurred compensation expense related to such agreement totaling $500,000. On November 30, this agreement was terminated (See Note 15).

                                   AGREEMENTS WITH VENDORS

                                   On October 9, 1996, the Company entered into an agreement with a vendor to provide sundry telecom services which expired on October 9, 1999.

                                         eVENTURES GROUP, INC. AND SUBSIDIARIES

             (INFORMATION AS OF AND FOR THE THREE-MONTH PERIODS ENDED SEPTEMBER
                                                30, 1998 AND 1999 IS UNAUDITED)
-------------------------------------------------------------------------------

12.     COMMITMENTS AND                On April 29, 1998, the Company entered
        CONTINGENCIES                  into an agreement with Qwest for
        (CONTINUED)                    telecommunication services. The agreement
                                       can be terminated at any time by either
                                       party upon a thirty-day notice and can be automatically renewed for successive one-year periods. Rates for services disclosed in the agreement are subject to change at any time.

                                         eVENTURES GROUP, INC. AND SUBSIDIARIES

             (INFORMATION AS OF AND FOR THE THREE-MONTH PERIODS ENDED SEPTEMBER
                                                30, 1998 AND 1999 IS UNAUDITED)
-------------------------------------------------------------------------------


13.     PRO FORMA FINANCIAL DATA   On September 22, 1999, the Company acquired
        (UNAUDITED)                all of the outstanding shares of  AxisTel,
                                   approximately 66.67% of the outstanding
                                   shares of e.Volve, and approximately 17% of the outstanding shares of i2v2.com. All of the acquisitions were settled through the issuance of stock of eVentures.

                                   Set forth below is the Company's unaudited pro forma condensed statement of operations for the year ended June 30, 1999 and the three months ended September 30, 1999 as though the reverse merger and acquisition of AxisTel had occurred on July 1, 1998 and July 1, 1999, respectively, after adjustments related to goodwill, amortization of intangible assets and debt discount and interest expense relating to the e.Volve debentures. The unaudited pro forma results are not necessarily indicative of either actual results of operations that would have occurred had the reverse merger and acquisition been made on July 1, 1998 and July 1, 1999, respectively, or of future results.

                                                                   Year ended      Three months ended
                                                                  June 30, 1999    September 30, 1999
                                       Total revenues              $ 35,215,916       $   14,695,002
                                       Net loss                    $(10,501,114)      $   (5,826,413)
                                       Net loss per share          $        .28       $          .15

14.     GOODWILL                   Goodwill of $3,414,319 arose upon the change
                                   of control on July 1, 1998 (see Note 1).
                                   Goodwill of $16,639,971 arose upon the
                                   acquisition of AxisTel on September 22, 1999 as part of the Transaction (see Note 1).
                                   Accumulated amortization as of June 30, 1999 and September 30, 1999 was $341,434 and
                                   $463,240 respectively.

15.     SUBSEQUENT EVENTS          On October 14, 1999, eVentures exchanged
                                   accounts payable to a vendor of $4,307,437 for $1,107,967 cash plus 221,000 shares of eVentures' Common Stock.

                                   To consummate the September 22, 1999
                                   Transaction (see Note 1), eVentures acquired the remaining 33.3% of e.Volve on October 19, 1999, through an extension of eVentures original offer. This purchase was settled through an issuance of 5,831,253 shares of
                                         eVENTURES GROUP, INC. AND SUBSIDIARIES

             (INFORMATION AS OF AND FOR THE THREE-MONTH PERIODS ENDED SEPTEMBER
                                                30, 1998 AND 1999 IS UNAUDITED)
-------------------------------------------------------------------------------

15.     SUBSEQUENT EVENTS          eVentures' Common Stock.
        (CONTINUED)
                                   On November 18, 1999, eVentures issued 2,500 shares of Series B Convertible Preferred
                                   Stock and on November 24, 1999 eVentures issued 3,725 shares of Series B Convertible
                                   Preferred Stock, both at a price of $1,000 per share. The par value of both classes of shares is $0.00002. The shares are convertible to Common Stock at a price of $13.80 per share, subject to normal anti-dilution adjustments. The conversion price was determined using the average of the closing bid price per share of eVentures common stock for the 10 trading days ended
                                   October 29, 1999. These shares convert to eVentures common stock on the second anniversary of date of issue.

                                   On November 30, 1999 the Company terminated its marketing agreement with Corpovision (see Note 12). The Company settled its liability to Corpovision and terminated the agreement through an issue of 137,500 shares of eVentures. As a result, the Company will record a charge in the statement of operations of approximately $1,000,000 in November, 1999 for the difference between the value of the shares issued and the book value of the note payable to Corpovision.

INDEPENDENT AUDITORS' REPORT



To the Stockholders
AxisTel Communications, Inc.
Jersey City, New Jersey

We have audited the accompanying balance sheets of AxisTel Communications, Inc. as of December 31, 1997 and 1998, and the related statements of operations, stockholders' equity (deficit) and cash flows for the period from August 28, 1997 (inception) to December 31, 1997 and the year ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of AxisTel Communications, Inc. at December 31, 1997 and 1998, and the results of its operations and its cash flows for the period from August 28, 1997 (inception) to December 31, 1997 and the year ended December 31, 1998, in conformity with generally accepted accounting principles.


BDO SEIDMAN, LLP
New York, New York


October 29, 1999

                                                    AXISTEL COMMUNICATIONS, INC.


                                                                  BALANCE SHEETS

================================================================================


                                                                     December 31,    December 31,       June 30,
                                                                         1997           1998              1999
                                                                    -------------   -------------    -------------
                                                                                                       (Unaudited)
ASSETS
CURRENT:
   Cash                                                             $      31,712   $   1,418,070    $     630,571
   Accounts receivable - net of allowances for doubtful
      accounts of $-0-,  $25,000 and $75,000,
      respectively                                                         38,250         302,100        1,054,563
   Prepaid expenses and other current assets                                2,443          35,898          217,300
                                                                    -------------   -------------    -------------
           TOTAL CURRENT ASSETS                                            72,405       1,756,068        1,902,434

RESTRICTED CASH                                                                --              --          750,000
PROPERTY, EQUIPMENT, AND CERTAIN INTANGIBLES AT COST, NET
   OF ACCUMULATED DEPRECIATION                                                 --       1,693,055          394,583
LOAN ORIGINATION COSTS - NET OF ACCUMULATED AMORTIZATION
   OF $5,000 AND $55,000, RESPECTIVELY                                         --          55,000               --
OTHER ASSETS                                                                   --          46,800           46,800
                                                                    -------------   -------------    -------------
                                                                    $      72,405   $   3,550,923    $   3,093,817
                                                                    =============   =============    =============

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
CURRENT LIABILITIES:
   Current portion of notes payable - Eraatel Corp.                 $          --   $     427,600    $          --
   Notes payable - stockholders                                            10,000          25,000           25,625
   Accounts payable and accrued expenses                                   47,204         369,604        1,203,760
   Deferred revenue                                                            --         110,000          176,230
                                                                    -------------   -------------    -------------
           TOTAL CURRENT LIABILITIES                                       57,204         932,204        1,405,615
NOTES PAYABLE:
   Eraatel Corp.                                                               --       1,072,400               --
   Stockholder                                                                 --       1,748,925        3,317,425
                                                                    -------------   -------------    -------------
           TOTAL LIABILITIES                                               57,204       3,753,529        4,723,040
                                                                    -------------   -------------    -------------
COMMITMENTS AND CONTINGENCY
STOCKHOLDERS' EQUITY (DEFICIT):
   Common stock                                                                15              15               15
   Additional paid-in capital                                                 985         312,395          312,395
   Retained earnings (deficit)                                             14,201        (515,016)      (1,941,633)
                                                                    -------------   -------------    -------------
           TOTAL STOCKHOLDERS' EQUITY (DEFICIT)                            15,201        (202,606)      (1,629,223)
                                                                    -------------   -------------    -------------
                                                                    $      72,405   $   3,550,923    $   3,093,817
                                                                    =============   =============    =============



                             See accompanying summary of accounting policies and
                                                  notes to financial statements.

                                                    AXISTEL COMMUNICATIONS, INC.


                                                        STATEMENTS OF OPERATIONS

================================================================================


                                                   Period from
                                                 August 28, 1997
                                                  (inception) to      Year ended
                                                   December 31,      December 31,       Six months ended June 30,
                                                                                     --------------------------------
                                                       1997              1998             1998             1999
                                                 -------------      -------------    -------------    -------------
                                                                                              (Unaudited)
NET REVENUES                                     $      69,250      $   2,304,887    $     529,241    $   6,191,997
CARRIER CHARGES                                         49,042          1,853,873          659,709        5,187,071
                                                 -------------      -------------    -------------    -------------
                                                        20,208            451,014         (130,468)       1,004,926
                                                 -------------      -------------    -------------    -------------
OTHER OPERATING EXPENSES:
   Selling, general and administrative                   5,707            648,943           56,431        1,615,783
   Line charges                                             --            199,977           44,149          460,070
   Cellular phones                                          --             47,463               --               --
   Printing                                                 --             38,780               --               --
                                                 -------------      -------------    -------------    -------------
        TOTAL OTHER OPERATING EXPENSES                   5,707            935,163          100,580        2,075,853

                                                 -------------      -------------    -------------    -------------
        OPERATING INCOME (LOSS)                         14,501           (484,149)        (231,048)      (1,070,927)
OTHER EXPENSES:
   Interest expense, net                                    --             44,768               --          255,690
   Other expense                                            --                 --               --          100,000
                                                 -------------      -------------    -------------    -------------
        INCOME (LOSS) BEFORE TAXES ON INCOME            14,501           (528,917)        (231,048)      (1,426,617)
TAXES ON INCOME                                            300                300               --               --
                                                 -------------      -------------    -------------    -------------
NET INCOME (LOSS)                                $      14,201      $    (529,217)   $    (231,048)   $  (1,426,617)
_                                                =============      =============    =============    =============


                             See accompanying summary of accounting policies and
                                                  notes to financial statements.

                                                    AXISTEL COMMUNICATIONS, INC.


                                    STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)

================================================================================

 Period from August 28, 1997 (inception) to December 31, 1997, year ended
    December 31, 1998 and six months ended June 30, 1999 (Unaudited)
--------------------------------------------------------------------------------



                                              Common stock, Class A               Common stock, Class B
                                        ---------------- -----------------    ------------- -----------------
                                            Shares          Par value          Shares        Par value
                                        ----------        -----------         ---------      -----------
 BALANCE, AUGUST 28, 1997                       --        $     --               --          $  --
 Issuance of common stock                    1,500              15               --             --
 Net income                                     --              --               --             --
                                        ----------        -----------         ---------      -----------
 BALANCE, DECEMBER 31, 1997                  1,500              15               --             --
 Issuance of common stock                       --              --                1             --
 Officer's salary-imputed                       --              --               --             --
 Options granted                                --              --               --             --
 Warrants granted                               --              --               --             --
 Net loss                                       --              --               --             --
                                        ----------        -----------         ---------      -----------
 BALANCE, DECEMBER 31, 1998                  1,500              15                1             --
 Net loss (Unaudited)                           --              --               --             --
                                        ----------        -----------         ---------      -----------
 BALANCE, JUNE 30, 1999 (UNAUDITED)          1,500        $     15                1          $  --
                                        ==========        ===========         =========      ===========





                                            Additional        Retained        Stockholders'
                                             paid-in          earnings           equity
                                             capital         (deficit)          (deficit)
                                           -----------     -----------      ----------------
 BALANCE, AUGUST 28, 1997                  $        --     $        --      $        --
 Issuance of common stock                          985              --            1,000
 Net income                                         --          14,201           14,201
                                           -----------     -----------      ----------------
 BALANCE, DECEMBER 31, 1997                        985          14,201           15,201
 Issuance  of common stock                          --              --               --
 Officer's salary-imputed                       12,000              --           12,000
 Options granted                                25,510              --           25,510
 Warrants granted                              273,900              --          273,900
 Net loss                                           --        (529,217)        (529,217)
                                           -----------     -----------      ----------------
 BALANCE, DECEMBER 31, 1998                    312,395        (515,016)        (202,606)
 Net loss (Unaudited)                               --      (1,426,617)      (1,426,617)
                                           -----------     -----------      ----------------
 BALANCE, JUNE 30, 1999 (UNAUDITED)        $   312,395     $(1,941,633)     $(1,629,223)
                                           ===========     ===========      ================


                             See accompanying summary of accounting policies and
                                                  notes to financial statements.

                                                    AXISTEL COMMUNICATIONS, INC.


                                                        STATEMENTS OF CASH FLOWS
                                                                        (NOTE 9)

================================================================================

                                                           Period from
                                                            August 28,
                                                              1997
                                                           (inception)
                                                               to           Year ended         Six months ended June 30,
                                                           December 31,     December 31,    -------------------------------
                                                              1997             1998             1998              1999
                                                          -------------    -------------    -------------    -------------
                                                                                                      (unaudited)
Cash flows from operating activities:
   Net income (loss)                                      $      14,201    $    (529,217)   $    (231,048)   $  (1,426,617)
                                                          -------------    -------------    -------------    -------------
   Adjustments to reconcile net income (loss)
      to net cash provided by (used in)
      operating activities:
        Depreciation and amortization                                --           15,564               --           20,627
        Amortization of loan origination costs                       --           27,825               --          123,500
        Other expense                                                --               --               --          100,000
        Stock options issued in lieu of payment
           for services                                              --           25,510               --               --
        Officer's salary - imputed                                   --           12,000               --               --
        Decrease (increase) in:
           Accounts receivable                                  (38,250)        (278,100)          30,992         (752,463)
           Prepaid expenses and other assets                     (2,443)         (72,697)          (4,492)        (181,402)
           Restricted cash                                           --               --               --         (750,000)
        Increase in:
           Accounts payable and accrued expenses                 47,204          329,092          174,419          834,156
           Deferred revenue                                          --          110,000           25,000           66,230
                                                          -------------    -------------    -------------    -------------
              Total adjustments                                   6,511          169,194          225,919         (539,352)
                                                          -------------    -------------    -------------    -------------
              Net cash provided by (used in)
                operating activities                             20,712         (360,023)          (5,129)      (1,965,969)
                                                          -------------    -------------    -------------    -------------
Cash flows from investing activities:
   Capital expenditures                                              --         (208,619)              --         (322,155)
                                                          -------------    -------------    -------------    -------------
Cash flows from financing activities:
   Proceeds from:
      Issuance of common stock                                    1,000               --               --               --
      Notes payable, net of loan origination costs                   --        1,940,000               --        1,500,000
      Loans from stockholders                                    10,000           15,000           25,000              625
                                                          -------------    -------------    -------------    -------------
              Net cash provided by financing
                activities                                       11,000        1,955,000           25,000        1,500,625
                                                          -------------    -------------    -------------    -------------
Net increase (decrease) in cash                                  31,712        1,386,358           19,871         (787,499)
Cash, beginning of period                                            --           31,712           31,712        1,418,070
                                                          -------------    -------------    -------------    -------------
Cash, end of period                                       $      31,712    $   1,418,070    $      51,583    $     630,571
                                                          =============    =============    =============    =============


                             See accompanying summary of accounting policies and
                                                  notes to financial statements.

                                                    AXISTEL COMMUNICATIONS, INC.

                                                  SUMMARY OF ACCOUNTING POLICIES
                   (INFORMATION AS OF JUNE 30, 1999 AND FOR THE SIX MONTHS ENDED
                                            JUNE 30, 1998 AND 1999 IS UNAUDITED)

================================================================================

DESCRIPTION OF BUSINESS                 AxisTel Communications, Inc. (the
                                        "Company") was incorporated in the State of Delaware on August 28, 1997. Its services include the provision of international and domestic voice and data applications over Company leased and third party fiber optic networks and retail communication services, including prepaid telephony.


UNAUDITED INTERIM FINANCIAL STATEMENTS  The financial statements as of June 30,
                                        1999 and for the six months ended June
                                        30, 1998 and 1999 are unaudited, and
                                        have been prepared on the same basis as
                                        the audited financial statements
                                        included herein. In the opinion of
                                        management, such unaudited financial
                                        statements include all adjustments
                                        consisting of normal recurring accruals
                                        necessary to present fairly the
                                        information set forth therein. Results
                                        for interim periods are not necessarily
                                        indicative of results to be expected for an entire year.


PROPERTY, EQUIPMENT AND CERTAIN         Property and equipment is stated at
INTANGIBLES                             cost. Depreciation is computed using the
                                        straight-line method over the estimated
                                        useful lives.


LOAN ORIGINATION COSTS                  Loan origination costs are amortized
                                        based on the interest method over the
                                        contractual period of the loan (see Note
                                        5).


INCOME TAXES                            Income taxes are calculated using the
                                        liability method specified by Statement
                                        of Financial Accounting Standards
                                        ("SFAS") No. 109, "Accounting for Income
                                        Taxes." SFAS No. 109 requires a company
                                        to recognize deferred tax liabilities
                                        and assets for the expected future tax
                                        consequences of events that have been
                                        recognized in a company's financial
                                        statements or tax returns. Under this
                                        method, deferred tax liabilities and
                                        assets are determined based on the
                                        difference between the financial
                                        statement carrying amounts and tax basis of assets and liabilities using enacted tax rates in effect in the years in which the differences are expected to reverse. Deferred tax assets are reduced by a valuation allowance to the extent realization is uncertain.

                                                    AXISTEL COMMUNICATIONS, INC.

                                                  SUMMARY OF ACCOUNTING POLICIES
                   (INFORMATION AS OF JUNE 30, 1999 AND FOR THE SIX MONTHS ENDED
                                            JUNE 30, 1998 AND 1999 IS UNAUDITED)

================================================================================


REVENUE RECOGNITION                     Prepaid phone card revenues are earned
                                        when the prepaid phone cards are used.
                                        Deferred revenues of $-0- and $110,000
                                        at December 31, 1997 and 1998,
                                        respectively, represent unused prepaid
                                        phone cards.


USE OF ESTIMATES                        The preparation of financial statements
                                        in conformity with generally accepted
                                        accounting principles requires
                                        management to make estimates and
                                        assumptions that affect the reported
                                        amounts of assets and liabilities and
                                        disclosure of contingent assets and
                                        liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.


LONG-LIVED ASSETS                       Long-lived assets, such as property and
                                        equipment, are evaluated for impairment
                                        when events or changes in circumstances
                                        indicate that the carrying amount of the assets may not be recoverable through the estimated undiscounted future cash flows from the use and sale of these assets. When any such impairment exists, the related assets will be written down to fair value. No impairment losses have been recognized through June 30, 1999.

                                                    AXISTEL COMMUNICATIONS, INC.

                                                   NOTES TO FINANCIAL STATEMENTS
                   (INFORMATION AS OF JUNE 30, 1999 AND FOR THE SIX MONTHS ENDED
                                            JUNE 30, 1998 AND 1999 IS UNAUDITED)

================================================================================

1.  TRANSACTIONS WITH                   Included in revenues for the year ended
    RELATED PARTIES                     December 31, 1998 were revenues from
                                        Debit Card Technologies Inc. totaling
                                        approximately $264,000. Debit Card
                                        Technologies Inc. is wholly owned by an
                                        employee's spouse. All revenues for the
                                        period August 28, 1997 (inception) to
                                        December 31,1997 were received from
                                        Debit Card Technologies, Inc.


2.  PROPERTY AND EQUIPMENT AND          Major classes of property and equipment
    CERTAIN INTANGIBLES                 and certain intangibles are as follows:

                                                                  Estimated
December 31,                        1997             1998        useful lives
------------                      -----------   -------------    ------------
Indefeasible Right of Use
  of phone line                   $    --       $  1,600,000       25 years
Equipment                              --            108,619      3-4 years
                                  -----------   -------------    ------------
                                       --          1,708,619
Less:  Accumulated
          depreciation                 --            (15,564)
                                  -----------   -------------    ------------
                                  $    --       $  1,693,055
                                  ===========   =============    ============


3.  NOTES PAYABLE -                     On December 3, 1998, the Company entered
    ERAATEL CORP.                       into an Indefeasible Right of Use
                                        ("IRU") agreement with Eraatel
                                        Corporation which provides for the use
                                        of the phone line for 25 years. The
                                        Company leased the phone line between
                                        New York City, New York and Miami,
                                        Florida for a one-time IRU fee of
                                        $1,600,000. The Company paid $100,000
                                        upon the execution of the agreement. The balance due of $1,500,000 is payable in equal monthly installments over a term of 36 months with interest accruing at 15%. As of December 31, 1998, $427,600 was classified as current and $1,072,400 was classified as long-term debt.

                                        In April 1999, the Company was notified
                                        that Eraatel Corporation had misled the
                                        Company and, in fact, only had rights to the IRU for four months. As a result, the above agreement was terminated and the related asset and notes payable were written off. The $100,000 payment has been recorded as other expense.

                                                    AXISTEL COMMUNICATIONS, INC.

                                                   NOTES TO FINANCIAL STATEMENTS
                   (INFORMATION AS OF JUNE 30, 1999 AND FOR THE SIX MONTHS ENDED
                                            JUNE 30, 1998 AND 1999 IS UNAUDITED)

================================================================================


4.  MAJOR CUSTOMERS                     Two customers accounted for
                                        approximately 40% of accounts receivable at December 31, 1998. Revenues from these customers accounted for approximately 6% of revenues for the year ended December 31, 1998.

5.  NOTES PAYABLE -                     On October 28, 1998, the Company issued
    STOCKHOLDERS                        notes to Infinity Emerging Opportunities
                                        Limited ("IEOL") in an aggregate amount
                                        of $2,000,000. As of December 31, 1998,
                                        the aggregate principal balance due was
                                        $2,000,000. The note agreement provides
                                        for a further $1,500,000, of which
                                        $500,000 was received on March 10, 1999
                                        and $1,000,000 was received on April 19, 1999, and is subject to certain conditions as set forth in the agreement. Interest is calculated at 8% per annum and is payable monthly. The outstanding principal balance and any unpaid interest shall be due and payable on October 28, 2000. The notes are secured by all assets and equity interests of the Company.

                                        As of December 31, 1998, the Company had not met, but was subsequently granted waivers with respect to, certain reporting requirements under the above notes.

                                        In connection with the notes, the
                                        Company issued warrants to purchase
                                        1,499 shares of Class B common stock,
                                        par value $.01 per share, of the Company at an exercise price of $2,333.33 per share. The warrants were valued at approximately $274,000 using the Black-Scholes model and the Company recorded the amount as a debt discount, with a related credit to additional paid-in capital. The debt discount is being amortized over the life of the loan. As of December 31, 1998, the balance of the debt discount, net of amortization, was $251,075.

                                        As additional consideration for the
                                        notes payable, the Company issued one
                                        share of Class B common stock of the
                                        Company to IEOL at a purchase price of
                                        $1 (approximate fair value), with voting rights as set forth in the Certificate of Incorporation of the Company entitling the purchasers to vote 50% of all issued and outstanding shares of the common stock of the Company.

                                                    AXISTEL COMMUNICATIONS, INC.

                                                   NOTES TO FINANCIAL STATEMENTS
                   (INFORMATION AS OF JUNE 30, 1999 AND FOR THE SIX MONTHS ENDED
                                            JUNE 30, 1998 AND 1999 IS UNAUDITED)

================================================================================


                                        The Company had notes payable to one of
                                        its stockholders aggregating $10,000 at
                                        December 31, 1997. The Company had notes payable to two of its stockholders aggregating $25,000 at December 31, 1998. Interest is calculated at 5% per annum. The outstanding principal balance and any unpaid interest was due and payable on October 28, 1999 and the notes were therefore classified as short term.


6.  COMMON STOCK                        Common stock is comprised of the
                                        following:


                                     December 31,                                   1997   1998
                                     ------------                                   ----   ----
                                     Class A shares; par value $.01, 45,000
                                       shares authorized, 1,500 shares issued
                                       and outstanding                               $15    $15
                                     Class B shares; par value $.01, 45,000
                                       shares authorized, 1 share issued and
                                       outstanding                                    --     --
                                     Class C shares; nonvoting par value $.01,
                                       10,000 shares authorized, none issued and
                                       outstanding                                    --     --
                                                                                    ----   ----
                                                                                     $15    $15
                                                                                    ====   ====



7.  STOCK OPTIONS                       On November 18, 1998, IEOL retained a
                                        consultant to perform services for the
                                        Company. The consultant was granted
                                        stock options to purchase 30 shares of
                                        Class C, nonvoting common stock, par
                                        value $.01, of the Company at an
                                        exercise price of $2,333.33 per share.
                                        The stock options vest on May 18, 1999.
                                        The options were valued at $25,510 using the Black-Scholes model and the Company recorded the amount as compensation expense with a related credit to additional paid-in capital.

8.  COMMITMENTS                         Leases

                                        Minimum annual commitments under all
                                        noncancellable operating leases with
                                        terms in excess of one year approximate:


                                     Year ended December 31,
                                     -----------------------                    -------------
                                     1999                                       $   210,600
                                     2000                                           280,800
                                     2001                                           280,800
                                     2002                                           280,800
                                     2003                                           280,800
                                     Thereafter                                   1,582,200
                                                                                -------------
                                     Total minimum lease payments               $ 2,916,000
                                                                                -------------

                                        Rent expense for the period from August
                                        28, 1997 (inception) to December 31,
                                        1997 and the year ended December 31,
                                        1998 was approximately $1,000 and
                                        $12,000, respectively.



9.  STATEMENTS OF CASH
    FLOW




                              Period from
                              August 28,
                                 1997
                              (inception) to              Year ended           Six months ended June 30,
                               December 31,              December 31,         -------------------------
                                  1997                       1998                1998          1999
                              --------------           ----------------       --------     ------------
Supplemental disclosure
   of cash flow
   information:
     Cash paid during the
        period for:
         Interest                    $  --             $        13,333        $ --         $   90,000
         Taxes                          --                         --           --              1,100
Noncash investing and
   financing activities:
      Capital leases
        entered into
        during the period               --                  1,500,000           --                 --
      Warrants and
        options issued
        during the period               --                    299,410           --                 --
                                     -----             --------------         ----         ----------

10.  INCOME TAXES

                                        The Company has a deferred tax asset
                                        amounting to approximately $197,000 at
                                        December 31, 1998, principally relating
                                        to net operating loss carryforwards and
                                        a basis difference in the carrying
                                        amount of trade accounts receivable for
                                        financial reporting purposes and the
                                        amount used for income tax purposes. The
                                        Company recorded a valuation allowance
                                        amounting to the entire deferred tax
                                        asset balance due to the Company's
                                        financial condition and its lack of a
                                        history of consistent earnings, giving
                                        rise to uncertainty as to whether the
                                        deferred tax asset is realizable. No
                                        amount of deferred Federal or state
                                        income tax is therefore presented.
                                        Deferred income taxes are not material
                                        for the period ended December 31, 1997.

                                        As of December 31, 1998, the Company had net operating loss income tax carryforwards of approximately $529,000, which expire in the years 1999 through 2018.

11.  SUBSEQUENT EVENTS                  On September 22, 1999, the following
                                        significant transactions occurred: IEOL
                                        exercised its warrants to purchase 1,499
                                        Class A shares of the Company, which
                                        gave it 50% of the total outstanding
                                        shares of the Company. IEOL exchanged
                                        its shares in the Company for shares of
                                        eVentures Group, Inc. ("eVentures").
                                        eVentures acquired the other 50% of the
                                        Company's Class A shares from the
                                        founding shareholders of the Company,
                                        settled through an issue of shares of
                                        eVentures. These transactions
                                        consummated the acquisition of all of
                                        the outstanding shares of the Company by eVentures.

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

     The following unaudited pro forma consolidated financial information (the "Unaudited Pro Forma Consolidated Financial Information") has been derived from the application of pro forma adjustments to eVentures' consolidated historical balance sheet as of September 30, 1999 included elsewhere herein.

     The Unaudited Pro Forma Consolidated Financial Information gives effect to the purchase of the remaining 33.3% of eVolve and certain financing transactions (all of which occurred in October and November, 1999) as if each had occurred on September 30, 1999. The pro forma adjustments are described in the accompanying notes. There are no adjustments pertaining to the reverse merger and acquisition of AxisTel, since these events were already included in the historical balance sheet as at September 30, 1999.

     The Unaudited Pro Forma Consolidated Financial Information is presented for informational purposes only and does not purport to represent what eVentures' financial position would actually have been if the aforementioned events had occurred on the date specified or to project eVentures' financial position at any future date. The Unaudited Pro Forma Consolidated Financial Information should be read in conjunction with eVentures' consolidated historical financial statements, and the notes thereto, included elsewhere herein.

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                          YEAR ENDED SEPTEMBER 30, 1999


                                                                  FINANCING
Assets                                        HISTORICAL         ADJUSTMENTS           PRO FORMA
                                            ---------------    ---------------       ---------------
 Current:

 Cash                                       $     6,346,023    $    (1,107,957)(1)   $    11,463,066
                                                                     6,225,000 (2)
 Accounts Receivable                              1,158,221                 --             1,158,221
 Other receivables - Employee Advances               71,988                 --                71,988
 Prepaid and Other Current Assets                   189,933                 --               189,933
 Deposits                                           299,071                 --               299,071
 Available-for-sale securities                           --                 --                    --
                                            ---------------    ---------------       ---------------
      Total Current Assets                        8,065,236          5,117,043            13,182,279
                                            ---------------    ---------------       ---------------

 Long term:

 Restricted Cash                                  1,820,752                 --             1,820,752
 Property and equipment, net                      7,429,945                 --             7,429,945
 VAT taxes receivable                             2,436,268                 --             2,436,268
 Investment in affiliate                            140,746                 --               140,746
 Investments in i2v2                              2,100,144                 --             2,100,144
 Goodwill, net                                   19,591,050         11,662,506 (3)        31,253,556
 Other                                               79,300                 --                79,300
                                            ---------------    ---------------       ---------------
                 Total Long term Assets          33,598,205         11,662,506            45,260,711
                                            ---------------    ---------------       ---------------
 Total Assets                               $    41,663,441    $    16,779,549       $    58,442,990
                                            ===============    ===============       ===============


 LIABILITIES AND STOCKHOLDER'S EQUITY

 Current:

 Current Portion of Long-Term Notes
      & Capital leases                      $     2,027,781    $            --       $     2,027,781
 Accounts Payable                                 7,716,609         (4,307,437)(1)         3,409,172
 Accrued Liabilities                              2,062,784                 --             2,062,784
 Customer Deposits                                1,952,447                 --             1,952,447
 Deferred Revenue                                   154,000                 --               154,000
                                            ---------------    ---------------       ---------------
      Total Current Liabilities                  13,913,621         (4,307,437)            9,606,184
                                            ---------------    ---------------       ---------------

 Long-Term Liabilities

 Capital Leases, Net of Current Portion           1,750,160                 --             1,750,160
                                            ---------------    ---------------       ---------------
      Total Long-Term Liabilities                 1,750,160                 --             1,750,160
                                            ---------------    ---------------       ---------------

 Stockholders' Equity

 Common Stock                                           757                 --                   757
 Preferred Stock                                         --                 --                    --
 Additional Paid in Capital                      36,480,715         11,662,506 (3)        57,567,701
                                                                     3,199,480 (1)
                                                                     6,225,000 (2)

 Accumulated Deficit                            (10,481,812)                --           (10,481,812)
                                            ---------------    ---------------       ---------------
      Total Stockholders' Equity                 25,999,660         21,086,986            47,086,646
                                            ---------------    ---------------       ---------------
 Total Liabilities & Stockholders' Equity   $    41,663,441    $    16,779,549       $    58,442,990
                                            ===============    ===============       ===============

(1) Represents the exchange of accounts payable of $4,307,437 for cash of $1,107,957 and Common stock of eVentures.
(2) Represents the issuance of a total of 6,225 shares of Preferred stock at a price of $1,000 per share on November 24, 1999 and November 18, 1999.
(3) Represents the purchase of 1/3 of eVolve for 5,831,253 shares of the Company at market price of $15.375 on October 19, 1999.

             UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

     The following unaudited pro forma consolidated financial information (the "Unaudited Pro Forma Consolidated Financial Information") has been derived from the application of pro forma adjustments to eVentures' consolidated historical audited statement of operations for the year ended June 30, 1999 and the three months ended September 30, 1999 included elsewhere herein.

     The Unaudited Pro Forma Consolidated Financial Information gives effect to the reverse merger, the acquisition of AxisTel and the acquisition of the remaining 33.3% of e.Volve as if each had occurred on July 1, 1998. There is no adjustment to minority interest since 100% of the losses were already recorded in the historical financial statements. The pro forma adjustments are described in the accompanying notes.

     The Unaudited Pro Forma Consolidated Financial Information is presented for informational purposes only and does not purport to represent what eVentures' results of operations would actually have been if the aforementioned events had occurred on the date specified or to project eVentures' results of operations for any future periods. The Unaudited Pro Forma Consolidated Financial Information should be read in conjunction with eVentures' consolidated historical financial statements, and the notes thereto, included elsewhere herein.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                            YEAR ENDED JUNE 30, 1999

                                                      SEPTEMBER 22, 1999 EVENTS
                                                     ----------------------------                   SUBSEQUENT
                                                          (1)                         PRO FORMA       EVENTS
                                         HISTORICAL     AXISTEL      ADJUSTMENTS      SUB TOTAL     ADJUSTMENTS      PRO FORMA
                                        ------------  ------------  ------------     ------------  ------------     ------------
Net Revenues                              27,248,273  $  7,967,643  $         --     $ 35,215,916  $         --     $ 35,215,916
Direct Costs                              23,311,584     6,381,235            --       29,692,819            --       29,692,819
                                        ------------  ------------  ------------     ------------  ------------     ------------
                                           3,936,689     1,586,408            --        5,523,097            --        5,523,097

Selling, General & Administrative          7,551,131     2,118,557     1,663,997(2)    11,333,685     1,166,251(6)    12,499,936
Line Charges                                      --       615,898            --          615,898            --          615,898
Other                                             --       190,981            --          190,981            --          190,981
                                        ------------  ------------  ------------     ------------  ------------     ------------
Total Operating Expenses                   7,551,131     2,925,436     1,663,997       12,140,564     1,166,251       13,306,815
                                        ------------  ------------  ------------     ------------  ------------     ------------
Operating Income                          (3,614,442)   (1,339,028)   (1,663,997)      (6,617,467)   (1,166,251)      (7,783,718)

Other (Income) Expense:

Interest Expense, Net                      1,704,459       285,457      (557,574)(5)      473,675            --          473,675
                                                                        (958,667)(4)
Equity in Sub Income (Minority
   Interest)                                  33,776            --            --           33,776            --           33,776
Foreign currency gain (loss)                 126,575            --            --          126,575            --          126,575
Debt discount                                     --            --     2,000,000(3)     2,000,000            --        2,000,000
Other                                        (16,930)      100,000            --           83,070            --           83,070
                                        ------------  ------------  ------------     ------------  ------------     ------------
Total Other (Income) Expense:              1,847,880       385,457       483,759        2,717,096            --        2,717,096
                                        ------------  ------------  ------------     ------------  ------------     ------------
Pre-Tax Income                            (5,462,322)   (1,724,485)   (2,147,756)      (9,334,563)   (1,166,251)     (10,500,814)
Income Taxes                                     --           300            --              300            --              300
                                        ------------  ------------  ------------     ------------  ------------     ------------
Net Income                              $ (5,462,322) $ (1,724,785) $ (2,147,756)    $ (9,334,863) $ (1,166,251)    $(10,501,114)
                                        ============  ============  ============     ============  ============     ============

-------------------------

(1) Reflects the consolidation of the results of operations of AxisTel for the period July 1, 1998 to June 30, 1999.
(2)  Reflects the amortization of goodwill.
(3) Reflects the write off of the Original Issue Discount on the e.Volve debentures for which the related Notes Receivable were exchanged for stock of eVentures by one of the Major Shareholders on September 22, 1999.
(4) Reflects the reversal of amortization relating to the Original Issue Discount on the e.Volve debentures for which the related Notes Receivable were exchanged for stock of eVentures by one of the Major Shareholders on September 22, 1999.
(5) Reflects the reversal of the interest expense relating to the e.Volve debentures for which the related Notes Receivable were exchanged for stock of eVentures by one of the Major Shareholders on September 22, 1999.
(6) Reflects the amortization of the goodwill arising from the purchase of 1/3 of e.Volve on October 19, 1999 over a period of 10 years.

            UNAUDITED PRO FORMA CONSOLIDATED STATEMENTS OF OPERATIONS
                      THREE MONTHS ENDED SEPTEMBER 30, 1999

                                                       SEPTEMBER 22, 1999 EVENTS
                                                     ----------------------------                   SUBSEQUENT
                                                          (1)                         PRO FORMA       EVENTS
                                         HISTORICAL     AXISTEL      ADJUSTMENTS      SUB TOTAL     ADJUSTMENTS     PRO FORMA
                                        ------------  ------------  ------------     ------------  ------------    ------------

Net Revenues                            $  8,675,719  $  6,019,283  $         --     $ 14,695,002  $         --    $ 14,695,002
Direct Costs                               8,729,520     5,550,300            --       14,279,820            --      14,279,820
                                        ------------  ------------  ------------     ------------  ------------    ------------
                                             (53,801)      468,983            --          415,182            --         415,182
                                        ------------  ------------  ------------     ------------  ------------    ------------
Operating Expenses:                               --

Selling, General & Administrative          1,816,032     1,145,944       415,999(2)     3,377,975       291,563(6)    3,669,538
Line Charges                                      --       525,460            --          525,460            --         525,460
                                        ------------  ------------  ------------     ------------  ------------    ------------
Total Operating Expenses                   1,816,032     1,671,404       415,999        3,903,435       291,563       4,194,998
                                        ------------  ------------  ------------     ------------  ------------    ------------
Operating Income                          (1,869,833)   (1,202,421)     (415,999)      (3,488,253)     (291,563)     (3,779,816)

Other (Income) Expense:

Interest Expense, Net                        519,231       (30,625)     (160,800)(5)       34,369            --          34,369
                                                                        (293,437)(4)
Equity in Sub Income (Minority
    Interest)                                 18,730            --            --           18,730            --          18,730
Foreign currency gain (loss)                  (6,502)           --            --           (6,502)           --          (6,502)
Debt discount and other                      911,027            --      (911,027)(4)           --            --              --
                                        ------------  ------------  ------------     ------------  ------------    ------------
Total Other (Income) Expense:              1,442,486       (30,625)   (1,365,264)          46,597            --          46,597
                                        ------------  ------------  ------------     ------------  ------------    ------------
Pre-Tax Income                            (3,312,319)   (1,171,796)     (949,265)      (3,534,850)     (291,563)     (3,826,413)
Income Taxes                                      --            --            --               --            --              --
                                        ------------  ------------  ------------     ------------  ------------    ------------
Net Income                              $ (3,312,319) $ (1,171,796) $   (949,265)    $ (3,534,850) $   (291,563)   $ (3,826,413)
                                        ============  ============  ============     ============  ============    ============

-----------------------

(1) Reflects the consolidation of the results of operations of AxisTel for the period July 1, 1999 to September 22, 1999.
(2)  Reflects the amortization of goodwill.
(3) Reflects the write off of the Original Issue Discount on the e.Volve debentures for which the related Notes Receivable were exchanged for stock of eVentures by one of the Major Shareholders on September 22, 1999.
(4) Reflects the reversal of amortization relating to the Original Issue Discount on the e.Volve debentures for which the related Notes Receivable were exchanged for stock of eVentures by one of the Major Shareholders on September 22, 1999.
(5) Reflects the reversal of the interest expense relating to the e.Volve debentures for which the related Notes Receivable were exchanged for stock of eVentures by one of the Major Shareholders on September 22, 1999.
(6) Reflects the amortization of the goodwill arising from the purchase of 1/3 of e.Volve on October 19, 1999 over a period of 10 years.